                                                                    Exhibit 10.9

                            LEASE EXTENSION AGREEMENT

                                   - BETWEEN -

                         AVESTA TECHNOLOGIES CANADA INC.

                    (formerly CARAVELLE NETWORKS CORPORATION

                                     - AND -

                               DAVID DEVELOPMENTS

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This shall form as a legal and binding agreement between the two parties mentioned above with respect to the Lease dated January 13, 1995 between DAVID DEVELOPMENTS and CARAVELLE NETWORKS CORPORATION for the premises known as Suites 301, 303 and 203, 210 Colonnade Road, Nepean, Ontario, containing a total area of 7004 Square Feet.

Renewal

The Tenant shall renew the Lease for the above-noted premises, for a further period of three (3) years under the same terms and conditions, save and except for the net rental rate and additional work to be performed by the Landlord as set forth on Page 2 hereof. The new three (3) year term shall commence on the first day of February, 2000, ending on the 31st day of January, 2003.

1. Net Rent

The Net Rent payable by the Tenant shall be the amounts per annum and per month set out below in the manner provided for in Article 4.00 of the Lease.

--------------------------------------------------------------------------------
     FROM                 TO:         ANNUAL         MONTHLY       RATE PER
     ----                 ---         ------         -------       --------
                                      NET RENT       NET RENT      SQUARE FOOT
                                      --------       --------      -----------

February 1, 2000   January 31, 2003   $56,032.00    $4,669.33        $8.00
--------------------------------------------------------------------------------

2. Option to Renew

Provided the Tenant is not, and at no time has been in default during the Term, the Tenant shall have the option to renew the Lease for a further period of THREE (3) YEARS at a net rent of $9.00 PER SQUARE FOOT. Said Option to Renew is to be exercised by the Tenant no later than six (6) months prior to expiration of the renewal term, failing which this option shall be null and void.

3. Landlord's Work

The following work shall be completed by the Landlord at the Landlord's sole cost and expense:

(I) The Landlord shall remove the walls highlighted in yellow on Schedule "A" and "B" attached hereto;

(II) The Landlord shall repair the ceiling grid and match ceiling tiles in the upper area;

(III) The Landlord shall remove the drywall ceiling in offices 4A, 4B, 5A and 5B and replace with T-Bar ceiling and (2'X 4') fluorescent lighting.

(IV) The Landlord shall reconfigure existing kitchen and telephone room as shown on Schedule "A";

(V) The Landlord shall construct a men's washroom with shower and a ladies washroom as shown on Schedule "A" attached;

(VI)  The Landlord shall replace the carpeting in the entire premises;

(VII) The Landlord shall patch and paint all walls throughout the premises;

(VIII) The Landlord shall install vinyl tile in the kitchen and washrooms;

Said work shall commence within (30) days of receipt of executed Agreement;

ALL OTHER TERMS AND CONDITIONS OF THE LEASE BETWEEN DAVID DEVELOPMENTS and CARAVELLE NETWORKS CORPORATION (now known as AVESTA TECHNOLOGIES CANADA INC.) dated January 13, 1995, SHALL REMAIN IN FULL FORCE AND EFFECT

PLEASE SIGNIFY YOUR ACCEPTANCE OF THE ADDENDUM TO LEASE BY SIGNING WHERE INDICATED AT THE BOTTOM OF THIS AGREEMENT AND RETURNING THE DUPLICATE NO LATER THAN JULY 30th, 1999.

DAVID DEVELOPMENTS

per: /s/ David L. Goldfarb
     ------------------------------
         David L. Goldfarb

ADDENDUM TO LEASE executed by the Tenant this 29th day of July 1999

AVESTA TECHNOLOGIES CANADA INC.

per: /s/ Cameron Saifi                                    (affix corporate seal)
     ------------------------------
         Authorized Signing Officer

================================================================================

LANDLORD:                     DAVID DEVELOPMENTS

TENANT:                       CARAVELLE NETWORKS CORPORATION

PREMISES:                     Suite 301
                              210 Colonnade Road, Nepean

                              Rentable Area: 4100 Square Feet

DATE:                         January 13, 1995

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                                INDUSTRIAL LEASE

================================================================================

                               DAVID DEVELOPMENTS
                               210 Colonnade Road
                                     Unit 1
                                 NEPEAN, Ontario
                                    K2E 7L-5

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I            FUNDAMENTAL PROVISIONS                                    1
      Section 1.1    Fundamental Provisions                                    1
ARTICLE 11           DEFINITIONS                                               3
      Section 2.1    Definitions                                               3
ARTICLE III          TERM AND USE                                             10
      Section 3.1    Grant and Premises                                       10
      Section 3.2    Term                                                     10
      Section 3.3    Construction of Premises                                 10
      Section 3.4    Overholding                                              10
      Section 3.5    Compliance with Planning Legislation                     11
ARTICLE IV           RENT                                                     11
      Section 4.1    Covenant to Pay                                          11
      Section 4.2    Net Rent                                                 12
      Section 4.3    Additional Rent                                          12
      Section 4.4    Operating Costs                                          12
      Section 4.5    Taxes                                                    12
      Section 4.6    Payment of Taxes and Operating Costs                     13
      Section 4.7    Utilities                                                14
      Section 4.8    Rent Past Due                                            14
Section 4.9          Adjustment of Areas                                      15
      Section 4.10   Rent Deposit                                             15
      Section 4.11   Security Deposit                                         15
      Section 4.12   Net Lease                                                15
      Section 4.13   Penalty Charge                                           16
      Section 4.14   Place of Payment                                         16
      Section 4.15   Adjustment of Costs                                      16
ARTICLE V            PERMITTED USE                                            16
      Section 5.1    Permitted Use and Conduct of Business                    16
      Section 5.2    Overloading                                              17
      Section 5.3    Roof                                                     17
      Section 5.4    Signage                                                  17
      Section 5.5    Heating, Ventilating & Air Conditioning,
                     System Maintenance Program                               17
      Section 5.6    Nuisance                                                 18
      Section 5.7    Windows                                                  18
      Section 5.8    Cleanliness                                              18
ARTICLE VI           ACCESS AND ENTRY                                         19
      Section 6.1    Right of Examination                                     19

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                                       1

      Section 6.2    Right to Show Premises                                   19
      Section 6.3    Entry not Forfeiture                                     19
ARTICLE VII          MAINTENANCE, REPAIRS AND ALTERATIONS                     20
      Section 7.1    Maintenance by Landlord                                  20
      Section 7.2    Maintenance and Repairs by Tenant;
                     Compliance with Laws                                     20
      Section 7.3    Approval of Tenant's Alterations                         21
      Section 7.4    Repair Where Tenant at Fault                             22
      Section 7.5    Repair Due to Tenant's Use of Premises                   22
      Section 7.6    Removal of Improvements and Trade Fixtures               22
      Section 7.7    Liens                                                    23
      Section 7.8    Notice by Tenant                                         23
      Section 7.9    Tenant's Repair                                          23
      Section 7.10   Environmental Matters                                    24
ARTICLE VIII         INSURANCE AND INDEMNITY                                  25
      Section 8.1    Tenant's Insurance                                       25
      Section 8.2    Increase in Insurance Premiums                           26
      Section 8.3    Cancellation of Insurance                                27
      Section 8.4    Loss or Damage                                           27
      Section 8.5    Landlord's Insurance                                     29
      Section 8.6    Indemnification of Landlord                              29
      Section 8.7    Release of Landlord                                      30
ARTICLE IX           DAMAGE AND DESTRUCTION                                   30
      Section 9.1    No Abatement                                             30
      Section 9.2    Damage to Premises                                       30
      Section 9.3    Right of Termination                                     31
      Section 9.4    Destruction of Building                                  31
      Section 9.5    Architect's Certificate                                  31
ARTICLE X            ASSIGNMENT AND SUBLETTING; TRANSFERS                     32
      Section 10. 1  Assignment and Subletting; Transfers                     32
      Section 10.2   Landlord's Right to Terminate                            32
      Section 10.3   Conditions of transfer                                   33
      Section 10.4   Change of Control                                        34
      Section 10.5   No Advertising                                           34
      Section 10.6   Assignment by Landlord                                   34
ARTICLE XI           DEFAULT                                                  34
      Section 11.1   Default and Remedies                                     34
      Section 11.2   Distress                                                 35
      Section 11.3   Costs                                                    36
      Section 11.4   Allocation of Payments                                   36
      Section 11.5   Survival of Obligations                                  36

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                                       2

ARTICLE XII          STATUS STATEMENT, ATTORNMENT
                     AND SUBORDINATION                                        36
      Section 12.1   Status Statement                                         36
      Section 12.2   Subordination                                            36
      Section 12.3   Attornment                                               37
      Section 12.4   Non-Disturbance Agreement                                37
      Section 12.5   Execution of Documents                                   37
      Section 12.6   Registration of Lease                                    37
ARTICLE XIII         CONTROL OF DEVELOPMENT                                   38
      Section 13,11  Use and Maintenance of Common Areas                      38
      Section 13.2   Alterations by Landlord                                  38
      Section 13.3   Relocation of Premises by Landlord                       38
      Section 13.4   Expropriation                                            39
      Section 13.5'  Premises for Sale                                        39
ARTICLE XIV          GENERAL PROVISIONS                                       39
      Section 14.1   Rules and Regulations                                    39
      Section 14.2   Unavoidable Delay                                        40
      Section 14.3   No Waiver                                                40
      Section 14.4   Notices                                                  40
      Section 14.5   Successors                                               40
      Section 14.6   Joint and Several Liability                              41
      Section 14.7   Captions and Section Numbers                             41
      Section 14.8   Extended Meanings                                        41
      Section 14.9   Partial Invalidity                                       41
      Section 14.10  Entire Agreement                                         41
      Section 14.11  Governing Law                                            41
      Section 14.12  Time of Essence                                          42
      Section 14.13  No Partnership                                           42
      Section 14.14  Quiet Enjoyment                                          42
      Section 14.15  Name of Building or Development                          42
      Section 14.16  Exercise of Rights                                       42
      Section 14.17  Parking                                                  42
ARTICLE XV           SPECIAL PROVISIONS                                       43
      Section 15.1   Leased Premises Taken "As Is"                            43
      Section 15.2   Option to Renew                                          43
      Section 15.3   Right of First Refusal                                   45
      Section 15.4   Signage                                                  45
      Section 15.5   Operating Costs, Taxes and Utilities                     45
      Section 15.6   Lease Cancellation                                       45
      Section 15.7   Street Front Entrance                                    45

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                                       3

THIS LEASE dated January 13, 1995, is made

BETWEEN:

                               DAVID DEVELOPMENTS

                                                               OF THE FIRST PART

AND

                         CARAVELLE NETWORKS CORPORATION

                                                              OF THE SECOND PART

AS the Landlord is the owner of the lands described in Schedule "A" attached to this Lease (referred to throughout as the "Lands") on which a building (referred to throughout as the "Building"), municipally known as 210 Colonnade Road, Nepean, Ontario, located in the Development known as COLONNADE BUSINESS CENTRE (referred throughout as the "Development"), in the City of Nepean, is erected;

AND AS the Landlord has agreed to lease to the Tenant that portion of the building which is shown outlined in red on the plan attached to this Lease as Schedule "B", known as Suite 301, 210 Colonnade Road, Nepean, Ontario.

                                    ARTICLE I
                             FUNDAMENTAL PROVISIONS

1.1 Fundamental Provisions

In addition to the other definitions contained in this Lease, the following terms where used with the first letter of each word capitalized shall have the meaning set forth in this Section 1.1.

(a) Premises: That portion of the Building known as Suite 301 shown outlined in red on the plan attached to this Lease as Schedule "B" comprising approximately 4100 square feet of Rentable Area (the "Premises") and includes Leasehold Improvements in such premises, and also means the premises after relocation pursuant to Section 13.3, and includes Leasehold Improvements in such premises after relocation.

(b) Term: The Term of this Lease is the period of Five (5) years, plus, if the first day of the Term is not the first day of a calender month, that part of the month from the first day of the Term to the last day of the calender month in which the first day of the Term occurs.

(c) Commencement Date: shall be the first day of February, 1995.

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

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(d) Net Rent: The Net Rent payable by the Tenant shall be the amounts per annum and per month set out below in the manner provided for in Section 4.2 of this
Lease:

                                              ANNUAL        MONTHLY
                                              ------        -------
FROM                TO                        NET RENT      NET RENT
----                --                        --------      --------

February 1, 1995    January 31, 1996          $17,015.00    $1,417.92

February 1, 1996    January 31, 1997          $18,040.00    $1,503.34

February 1, 1997    January 31, 2000          $20,500.00    $1,708.34

The Net Rent is based on the following annual rate(s) per square foot of the Rentable Area of the Premises:

FROM               TO                        RATE PER SQUARE FOOT
----               --                        --------------------

February 1, 1995   January 31, 1996                 $4.15

February 1, 1996   January 31, 1997                 $4.40

February 1, 1997   January 31, 2000                 $5.00

================================================================================

(e) Rental Deposit: $7,640.70 (first and last month's gross rent including
G.S.T.)

(f) Security Requirement: n/a

(g) Permitted Use: The Leased Premises shall be used for office purposes

(h) Tenant's Address for Notice:

    210 Colonnade Road, Suite 301, Nepean, Ontario, K2E 7L-5

(i) Indemnifier's Address for Notice: n/a

(j) Offer to lease: December 20th, 1994

(k) Development Name: COLONNADE BUSINESS CENTRE

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                                       2

                                   ARTICLE II
                                   DEFINITIONS

2.1 Definitions

      In this Lease and in the Schedules to this Lease:

      (a) "Additional Rent" means all sums of money required to be paid by the Tenant under this Lease (except Net Rent) whether or not the same are designated "Additional Rent" or are payable to the Landlord or otherwise:

      (b) "Adjusted Proportionate Share" means:

            (i) with respect to Taxes, the amount to which the Tenant's Proportionate Share of Taxes may be increased or decreased by the Landlord to more accurately reflect the fair and proper share of taxes which should be payable by the Tenant under this Lease as determined by the Landlord in its sole discretion. Without limiting the generality of the foregoing, some of the factors and criteria which the Landlord may consider in determining an Adjusted Proportionate Share of Taxes include:

                  (A) any separate bills for Taxes, or separate assessments issued by taxing authorities with respect to the Premises and other portions of the Development for the taxation period for which the Tenant's share of the Taxes is to be determined;

                  (B) the assessment of the Premises and other portions of the Development made by taxing authorities in previous periods;

                  (C) the value or nature of all construction or installation of improvements in the Premises;

                  (D) the use of the Premises and adjoining areas by Tenant, its employees or customers;

                  (E) the location of the Premises in the Development; and

                  (F) any act or election of the Tenant or any other occupant of the Development which results in an increase or decrease of Taxes which would otherwise have been charged against the Development; and

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                                       3

            (ii) with respect to Operating Costs, the amount to which the Tenant's Proportionate Share of Operating Costs may be increased or decreased by the Landlord to more accurately reflect the fair and proper share of Operating Costs which should be payable by the Tenant under this Lease as determined by the Landlord in its sole discretion. Without limiting the generality of the foregoing, some of the factors and criteria which the Landlord may consider in determining an Adjusted Proportionate Share of Operating Costs include:

                  (A) the use of the Premises and adjoining areas by Tenant, its employees or customers;

                  (B) the location of the Premises in the Development;

                  (C) Tenant's use of any services or utilities; and

                  (D) repair, maintenance or cleaning costs or other costs of services attributable to Tenant, its customers or employees

(c) "Alterations" means all repairs, replacements, improvements or alterations to the Premises by the Tenant.

(d) "Architect" means the architect from time to time named by the Landlord.

(e) "Building" means the building known by the Building Name, including all premises rented or intended to be rented therein, whether for office, retail, warehouse, showroom or other purposes; and the areas, building systems and facilities serving the Building or having utility in connection therewith, as determined by the Landlord, whether or not located directly under the building, which areas and facilities may include, without limitation, lobbies, sidewalks and plazas, storage and mechanical areas, janitor rooms, mail rooms, telephone, mechanical and electrical rooms, stairways, elevators, truck and receiving areas, driveways, parking facilities, loading docks and corridors.

(f) "Business Tax" means all Taxes (whether imposed on the Landlord or Tenant) attributable to the personal property, trade fixtures, business, income, occupancy or sales of the Tenant or any other occupant of the Premises and to the use of the Development by the Tenant.

(g) "Capital Tax" means an amount imputed by the Landlord to the Building in respect of any taxes. rates, duties, levies, fees, charges and assessments levied, rated, charged, assessed or imposed from time to time by any governmental authority on or against the Landlord or payable by the Landlord based upon or computed by reference to the taxable capital of the Landlord, the taxable capital employed in Canada by the Landlord, or other similar criteria as determined for the

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                                       4
purposes of such taxes, rates, duties, levies, fees, charges and assessments, or any similar taxes, rates, duties, levies, fees, charges and assessments levied, rated, charged, assessed or imposed in the future in lieu thereof or in addition thereto by any governmental authority. Capital Tax shall be imputed by the Landlord to the Building on the basis of the amount of costs, capital, deductions and credits attributable to or allocated to the Building, the Landlord, and related corporations, all as determined by the Landlord in its sole discretion. If any portion of Capital Tax is not deductible for the income tax purposes of the Landlord, then Capital Tax shall include a grossed up amount, determined by the Landlord in its sole discretion to satisfy the after tax cost to the Landlord of the Capital Tax included in Operating Costs.

(h) "Change of Control" means, in the case of any corporation or partnership, the transfer or issue by sale, assignment, subscription, transmission on death, mortgage, charge, security interest, operation of law or otherwise, of any shares, voting right or interest which would result in any change in the effective control of such corporation or partnership unless such change occurs as a result of trading in the shares of a corporation listed on a recognized stock exchange in Canada or the United States, and then only so long as the Landlord receives assurances reasonably satisfactory to it that there will be a continuity of management and of the business practices of such corporation notwithstanding such change of Control.

(i) "Common Areas" means those areas, facilities, utilities, improvements, equipment and installations in or adjacent to the Development which serve or are for the benefit of the Tenants of more than one component of the Development and which are not designated or intended by the Landlord to be leased, from time to time, and which are provided or designated (and which may be changed from time to time) by the Landlord for the benefit or use of the Tenants in the Development, their employees, customers and invitees, in common with others entitled to the use or benefit of same;

(j) "Development" means all of the building components located on the Lands which now form part of, or hereinafter become part of the development known by the Development Name, and without limiting the generality of the foregoing includes all areas, building systems and facilities serving the Development.

(k) An "Event of Default" shall occur whenever: (i) any Net Rent is in arrears, whether or not any demand for payment has been made by the Landlord; (ii) any Additional Rent is in arrears for more than (5) days; (iii) the Tenant has breached any of its obligations in this Lease (other than the payment of Rent) and: (A) fails to remedy such breach within fifteen (15) days (or such shorter period as may be provided in this Lease); or (B) if such breach cannot reasonably be remedied within fifteen (15) days or such shorter period, the Tenant fails to commence to remedy such breach within fifteen (15) days or such shorter period or thereafter fails to proceed diligently to remedy such breach, in either case after notice in writing from the Landlord; (iv) the Tenant or any

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                                       5

Indemnifier becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment or arrangement with its creditors, or any steps are taken or proceedings commenced by any Person for the dissolution, winding-up or other termination of the Tenant's existence or the liquidation of its assets; (v) a trustee, receiver, receiver/manager or like Person is appointed with respect to the business or assets of the Tenant or any Indemnifier; (vi) the Tenant makes a sale in bulk of all or a substantial portion of its assets other than in conjunction with a Transfer approved by the Landlord, (vii) this Lease or any of the Tenant's assets are taken under a writ of execution; (viii) the Tenant purports to make a Transfer other than in compliance with the provisions of this Lease, (ix) the Tenant abandons or attempts to abandon the Premises or disposes of its goods so that there would not after such disposal be sufficient goods of the Tenant on the Premises subject to distress to satisfy Rent for at least three (3) months, or the Premises become vacant and unoccupied for a period of ten (10) consecutive days or more without the consent of the Landlord; (x) any insurance policies covering any part of the Development or any occupant thereof are actually or threatened to be cancelled or adversely changed as a result of any use or occupancy of the Premise; or (xi) if an Event of Default as defined in this paragraph occurs with respect to any lease or agreement under which the Tenant occupies other premises in the Development.

(l) "Hazardous Materials" shall include, without limitation, flammables, explosives, radio-active materials, urea formaldehyde foam, asbestos, P.C.B.'s, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum products and substances declared to be hazardous or toxic under any law, by-law, regulation or ordinance, now or hereinafter enacted or promulgated by any federal provincial, municipal or other governmental authority.

(m) "Indemnifier" means the Person who has executed or agreed to execute the Indemnity Agreement (if any) attached as a Schedule to this Lease, or who otherwise guarantees the Tenant's obligations under this Lease.

(n) "Landlord" means the party of the First Part and includes the Landlord and its duly authorized representatives and agents.

(o) "Lands" means the lands situated in the Province of Ontario on which the Building, which forms an integral part of the Development is or will be constructed, as more particularly hereinbefore described in Schedule "A" or as such lands may be expanded or reduced from time to time.

(p) "Lease" means this Agreement and all Schedules hereto.

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                                       6

(q) "Leasehold Improvements" means leasehold improvements in the Premises determined according to common law, and shall include, without limitation: all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed in the Premises by or on behalf of the Tenant or any previous occupant of the Premises, including signs and lettering, partitions, doors and hardware however affixed and whether or not movable, all mechanical, electrical and utility installations and all carpeting and drapes with exception only of furniture and equipment not in the nature of fixtures.

(r) "Mortgage" means any and all mortgages, charges, debentures, security agreements, trust deeds, hypothecs or like instruments resulting from any financing, refinancing or collateral financing (including renewals or extensions thereof) made or arranged by the Landlord of its interest in all or any part of the Building or Lands.

(s) "Mortgagee" means the holder of, or secured party under, any Mortgage and includes any trustee for bondholders.

(t) "Normal Business Hours" means the minimum hours identified by the Landlord from time to time, unless any such day is a holiday.

(u) "Operating Costs" means (without duplication) any amounts paid or payable whether by the Landlord or by others on behalf of the Landlord for maintenance, operation, repair, replacement to and administration of the Development or allocated by the Landlord to the Building, calculated as if the Building were 100% occupied by Tenants during the Term, including without limitation:

      (i) the cost of insurance which the Landlord is obligated or permitted to obtain under this Lease and any deductible amount applicable to any claim made by the Landlord under such insurance;

      (ii) the cost of security, janitorial, landscaping, window cleaning, garbage removal and snow removal services;

      (iii) the cost of heating, ventilating and air-conditioning, to the extent incurred with respect to Common Areas or with respect to any shared systems;

      (iv) the cost of all fuel, steam, water, electricity, telephone and other utilities used in the maintenance, operation or administration of the Building, including charges and imposts related to such utilities to the extent such costs, charges and imposts are not recovered from other Tenants;

      (v) salaries, wages and other amounts paid or payable for all personnel involved in the repair, maintenance, operation, leasing, security, supervision or cleaning of the Building, including fringe benefits, unemployment and worker's compensation insurance premiums, pension plan contributions and other employment costs and the cost of engaging contractors for the repair, maintenance, security, supervision or cleaning of the Building;

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                                       7

      (vi) auditing and accounting costs incurred in determining Tenant's Proportionate Share of Operating Costs or Adjusted Proportionate Share of Operating Costs and in the preparation of certificates of operating and other costs, together with legal and consulting fees and disbursements;

      (vii) the cost of repairing, operating, and maintaining the Building and the equipment serving the Building and the cost of all replacements, additions and modifications to the Building or such equipment, except where such costs are attributable to inherent structural defects in the Building;

      (viii) the cost of the rental of any equipment and signs, and the cost of supplies used by the Landlord in maintaining or operating the Building;

      (ix) all costs incurred by the Landlord in installing energy conservation equipment or systems and life safety systems:

      (x)     Capital Tax attributable to the Building;

      (xi) depreciation or amortization of the following (unless charged fully in the period of estimated Additional Rent pursuant to
              Section 4.6 (a) in which they are incurred) all as determined by the Landlord in accordance with sound accounting principles:

              (a)  the costs referred to in Section 2.1(u)(vii) and (ix) above;
                   and

              (b) the cost of alterations, replacements and additions to the Building which are intended to reduce operating costs, or improve the operation of the Building;

      (xii) interest calculated at 2 percentage points above the average daily prime bank commercial lending rate charged during such period of estimated Additional Rent pursuant to Section 4.6 (a) by any Canadian chartered bank designated from time to time by the Landlord upon the undepreciated or unamortized balance of the costs referred to in Section 2.1 (u)(xi) above; and

      (xiii) a management fee equal to fifteen (15%) of the costs referred to in Sections 2.1 (u)(i) to 2.1 (u)(ix) above inclusive and Section
              2.1 (cc).

Operating Costs shall not include:

      (i) all amounts which otherwise would be included in Operating Costs which are recovered by the Landlord from Tenants as a result of any act, omission, default or negligence of such Tenants;

      (ii) such of the Operating Costs as are recovered from insurance proceeds; and

      (iii)   interest on debt and capital retirement of debt.

The costs incurred in maintaining and operating the Development may be attributed by the Landlord to the various components of the Development including the Building, in accordance with reasonable and current practices relevant to a multi-use commercial development on a basis consistent with the nature of the particular costs being attributed, as hereinafter set out in
Section 4.1 2(b) of the Lease.

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                                       8

(v) "Owners" means the registered owner or owners of the free-hold or leasehold title of the Building from time to time, in sections that contain a release or other exculpatory language in favour of an Owner, and includes the officers, employees and agents of the Owner.

(w) "Person" means any person, firm, partnership or corporation, or any group or combination of persons, firms, partnerships or corporations.

(x) "Proportionate Share" means a fraction which has as its numerator the Rentable Area of the Premises and as its denominator the Rentable Area of the Building.

(y) "Rent" means the aggregate of Net Rent and Additional Rent.

(z) "Rentable Area of the Building" is the sum of the gross area of each floor level included within the principal outside faces of the exterior walls of the Building, including, without limitation, electrical and service rooms, exterior shipping and receiving platforms which are enclosed and all mezzanines and balconies, but excluding Common Areas.

(aa) "Rentable Area of Premises" is the sum of the gross area of the Premises computed by measuring from the principal outside faces of permanent outer Building walls to the outside faces of abutting corridor walls or other permanent partitions, and to the centre of partitions that separate the Premises from adjoining rentable areas, and including electrical and service rooms, exterior shipping and receiving platforms which are enclosed, and all mezzanines and balconies.

(bb) "Rules and Regulations" means the rules and regulations adopted and promulgated by the Landlord from time to time pursuant to Section 14.1. The Rules and Regulations existing as at the Commencement Date are those set out in Schedule "C".

(cc) "Taxes" means all taxes, levies, rates, duties, fees, charges, local improvement rates and assessments whatsoever now or in the future imposed, levied, rated, assessed or charged against the Development or any part thereof and/or against the Landlord on account of its ownership thereof or interest therein by any lawful taxing authority or allocated or attributed by the Landlord to the Building or any part thereof and including, without limitation, any amounts assessed, imposed, levied, rated or charged in substitution for or in lieu of or in addition to any of the foregoing whether of the foregoing character or not or in existence at the Commencement Date or not, but excluding only such taxes as capital gains taxes, or corporate, income, profit or excess profit taxes to the extent such taxes are not so levied in lieu of any of the foregoing and to the extent such taxes are not expressly included in this Section or in any other Section of this Lease. Notwithstanding the foregoing, Taxes shall include, without limitation, any commercial concentration, density or similar levy, tax, rate, duty, charge or assessment (such as, without limitation, any commercial concentration levy imposed on the Development or on the Landlord on account of the Landlord's ownership of the Development or interest in it). whether characterized as such or otherwise. Taxes

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                                       9
shall in every instance be calculated on the basis of the Building being entirely completed and operational and entirely occupied by occupants having no special exemptions with respect to Taxes.

(dd) "Tenant" means the party of the Second Part and is deemed to include the word "lessee" and includes every Person mentioned as Tenant in this Lease.

(ee) "Trade Fixtures" means trade fixtures as determined at common law, but for greater certainty, shall not include: (i) heating, ventilating or air conditioning systems, facilities and equipment in or serving the Premises; (ii) floor covering affixed to the floor of the Premises; (iii) light fixtures; (iv) internal stairways and doors; and (v) any fixtures, facilities, equipment or installations installed by or at the expense of the Landlord pursuant to the Offer to Lease or otherwise, all of which are deemed to be leasehold Improvements.

(ff) "Transfer" means an assignment of this lease in whole or in part, a sublease of all or any part of the Premises; any transaction whereby the rights of the Tenant under this Lease or to the Premises are transferred to another-, any transaction by which any right or use or occupancy of all or any part of the Premises is conferred upon anyone; any mortgage, charge or encumbrance or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligations and includes any transaction or occurrence whatsoever (including, but not limited to, expropriation, receivership proceedings, seizure by legal process and transfer by operation of law) which has changed or might change the identity of the Persons having lawful use or occupancy of any part of the Premises.

(gg) "Transferee" means the Person or Persons to whom a Transfer is to be made.

(hh) "Unavoidable Delay" means a delay by a party in the performance of an act or compliance with a covenant or obligation caused by fire, strike, lockout, inability to procure material, restrictive laws or governmental regulations or other cause of any kind beyond the reasonable control of the party obliged to perform or comply, excepting a delay by the Tenant caused by lack of funds or other financial reason.

                                   ARTICLE III
                                  TERM AND USE

3.1 Grant and Premises

In consideration of the Tenant's covenants contained in this Lease, the Landlord leases the Premises to the Tenant.

3.2 Term

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                                       10

The Term of this Lease shall be as set forth in Section I.I(b) of this Lease, commencing on the commencement date.

3.3 Construction of Premises

The provisions (if any) of the Offer to Lease relating to construction of the Premises and delay in the availability of the Premises for occupancy by the Tenant shall remain in effect and shall not merge upon the execution of this Lease,

3.4 Overholding

Despite any statutory provision or legal presumption to the contrary, if the Tenant remains in possession of all or any part of the Premises after the expiry of the Term or any renewal or written extension of it:

      (a) with the consent of the Landlord and without any further written agreement, then it shall be deemed to be a monthly Tenant at will, or

      (b) without the consent of the Landlord, then it shall be deemed to be a Tenant at will and the Landlord shall be entitled to recover possession of the Premises immediately at any time without notice to the Tenant and in such peaceable or forceful manner as the Landlord deems fit.

In either case, there shall be no tacit renewal or extension of this Lease and the Tenant shall be deemed conclusively to be occupying the Premises on the same terms and conditions as set forth in this Lease (including the payment of Additional Rent) so far as such terms would be applicable to a monthly tenancy or a tenancy at will (as the case may be), except that the monthly net Rent shall be the greater of: (i) twice the aggregate of the monthly amount of the Net Rent payable by the Tenant during the last twelve (12) consecutive months of the Term or any renewal or written extension of it or (ii) 150% of the monthly Net Rent prevailing at the date of such overholding for renting of improved premises in the Building which are either identical or similar to the Premises, all as determined by the Landlord in its sole discretion. The Tenant shall promptly indemnify and hold harmless the Landlord from and against any and all claims, losses, actions, suits, proceedings, causes of action, demands, damages (direct, indirect, consequential or otherwise), judgements, executions, liabilities, responsibilities, costs, charges, payments and expenses, including, without limitation, any professional and legal fees (on a solicitor and his own client basis) incurred by the Landlord as a result of the Tenant remaining in possession in all or any part of the Premises after expiry of the Term or any renewal or written extension of it.

3.5 Compliance With Planning Legislation

It is a condition of this Lease that all applicable planning, zoning or subdivision control legislation be complied with. If any such legislation restricts the length of the term of the Lease, and the Term (including any extensions thereof) would extend beyond such permitted period, then unless and until any necessary consent to or approval of the Lease is obtained under such legislation, the Term (including any extensions thereof) of the lease and the Tenant's rights under the lease shall

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                                       11
extend only for such permitted period, less one day, from the commencement Date. The Tenant shall apply for any necessary approval or consent forthwith upon the execution of this Lease, and shall diligently prosecute such application and shall be fully responsible for any expenses, taxes or levies imposed or charged as a result of such application in order to obtain such consent or approval, and shall keep the Landlord fully advised of its progress with respect to such application. If required, the Landlord shall at the Tenant's expense co-operate with the Tenant in such application. The Landlord reserves the right at any time to apply for such consent in lieu of the Tenant, but at the Tenant's sole expense.

                                   ARTICLE IV
                                      RENT

4.1 Covenant to Pay

The Tenant shall pay Rent during the Term, in Canadian funds and without prior demand. If the Commencement Date does not occur on the first day of a calendar month, then all amounts payable by the Tenant for the partial first month of the Term shall be pro-rated on a per them basis, based upon a period of 365 days, and adjusted accordingly. The Tenant agrees that its covenant to pay Rent is an independent covenant and that all such amounts are payable without counterclaim, set-off, deduction, abatement or reduction whatsoever, except as expressly provided for in this lease. The Tenant shall deliver post-dated cheques to the Landlord prior to such portions of the Term, as the Landlord may designate from time to time, for net Rent and estimated Additional Rent as required by the Landlord.

4.2 Net Rent

The Tenant shall pay to the Landlord as Net Rent during the Term the amounts per annum set out in Section 1.1(d) of this Lease, which shall be payable in equal monthly instalments in advance on the FIRST day of each calendar month of each year of the Term in the amounts indicated in Section 1.1(d) of this Lease.

4.3 Additional Rent

Except as otherwise provided in this Lease, all Additional Rent shall be payable by the Tenant to the Landlord within five (5) business days after demand. If such amounts are not paid in the manner or at the times required by this Lease, then in such event all remedies of the Landlord for non-payment of Rent shall be available in respect of the default. All obligations of the Landlord and Tenant with respect to the payment of Additional Rent by the Tenant, or with respect to the adjustment of amounts paid on account of Additional Rent by the Tenant, shall survive the expiration or termination of this Lease until such amounts have been paid or properly adjusted in accordance with this Lease, as the case may be.

4.4 Operating Costs

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                                       12

The Tenant shall pay to the Landlord as Additional Rent the Tenant's Proportionate Share of Operating Costs or if the Landlord so elects, the Adjusted Proportionate Share of Operating Costs, at the times and in the manner described in Section 4.6 of this Lease.

4.5 Taxes

      (a) The Tenant shall pay when due all Business Tax. If the Tenant's Business Tax is payable by the Landlord to the relevant taxing authority, the Tenant shall pay the amount thereof on demand to the Landlord or as it directs. If no separate tax bills for business Tax are issued with respect to the Tenant or the Premises, the Landlord may allocate Business Tax charged, assessed or levied against the Building to the Tenant on the basis of the Tenant's Proportionate Share.

      (b) The Tenant shall promptly pay to the Landlord as Additional Rent, its Proportionate Share or if the Landlord so elects, its Adjusted Proportionate Share of Taxes at the times and in the manner described in Section 4.6 of this Lease. At the Landlord's option, the Landlord may direct the Tenant to pay its Proportionate Share of Taxes direct to the relevant taxing authority not later than the due date thereof.

      (c) The Landlord shall pay all Taxes to the taxing authorities, subject to the payments on account of, or contributions towards, Taxes required to be made by the Tenant pursuant to this lease.

      (d) The Landlord may, in making any estimate of the amount of Taxes payable by the Tenant pursuant to Section 4.6 of this Lease, base such estimate upon the Tenant's Adjusted Proportionate Share of such Taxes.

      (e) The Landlord may: Contest any taxes and appeal any assessments with respect thereto; withdraw any such contest or appeal; and agree with the taxing authorities on any settlement or compromise with respect to Taxes. The Tenant will co-operate with the Landlord in respect of any such contest or appeal and will provide the Landlord with all relevant information, documents and consents required by the Landlord in connection with any such contest or appeal. the Tenant will not contest any Taxes or appeal any assessments related thereto without the Landlord's prior written consent.

      (f) All costs incurred by the Landlord in contesting or appealing Taxes or related assessments (including legal, appraisal and other professional fees, administration and overhead costs) and in determining any Tenant's Adjusted Proportionate Share of Taxes, shall be included in Operating Costs.

      (g) If the Landlord cannot obtain from the taxing authorities separate allocations of Taxes, business Tax, or tax assessments in order to determine the Tenant's Proportionate Share of Taxes or Adjusted Proportionate Share of Taxes, such allocation shall be made by the Landlord acting reasonably and shall be conclusive.

      (h) The Tenant shall promptly deliver to the Landlord on receipt, copies of assessment notices, tax bills and other documents received by the Tenant

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                                       13
            relating to Taxes and receipts for payment of Taxes and business Tax payable by the Tenant.

4.6 Payment of Taxes and Operating Costs

      (a) The amount of taxes and Operating Costs payable to the Landlord pursuant to Sections 4.4 and 4.5 of this Lease may be estimated by the Landlord for such period (not to exceed 24 months) as the Landlord determines from time to time, and the Tenant agrees to pay to the Landlord the amounts so estimated in equal instalments in advance on the first day of each month during such period. Notwithstanding the foregoing, when bills for all or any portion of the said amounts so estimated are received, the Landlord may bill the Tenant for the Tenant's Proportionate Share thereof, and if the Landlord so elects, the Tenant's Adjusted Proportionate Share thereof and the Tenant shall pay the Landlord such amounts so billed after crediting against such amount any monthly payments of estimated Taxes and Operating Costs previously made by the Tenant, and the amount so billed shall be paid within five (5) business days after demand.

      (b) Within a reasonable period of time after the end of the period for which such estimated payments have been made, the Landlord shall submit to the Tenant a statement from the Landlord setting forth the actual amounts payable by the Tenant pursuant to Sections 4.4 and
            4.5 of this Lease. If the amount the Tenant has paid is less than the amount due, the Tenant shall pay such deficiency within five (5) business days after submission of such statement. If the amount paid by the Tenant is greater than the amount due, the amount of such excess may be retained by the Landlord to be credited and applied by the Landlord to the next succeeding instalments of the Tenant's Proportionate Share of Taxes and Operating Costs (either actual or as estimated by the Landlord), but if such excess has been paid with respect to the last year of the Term, then the Landlord shall pay such excess to the Tenant within five (5) business days after submission of such statement.

      (c) If the Landlord, acting equitably, determines that the Tenant's Proportionate Share of Taxes and Operating Costs payable in accordance with Sections 4,6(a) and (b) of this Lease does not accurately reflect the Tenant's fair and proper share of Taxes and Operating Costs, then the Landlord shall determine the Tenant's Adjusted Proportionate Share of such Taxes and Operating Costs.

      (d) If the Landlord so determines the Tenant's Adjusted Proportionate Share of the Taxes and Operating Costs, which may be an amount either less or greater than the Tenant's Proportionate Share of Taxes and Operating Costs, the Tenant shall pay such Adjusted Proportionate Share of Taxes and Operating Costs rather than its Proportionate Share thereof, in the same manner as set out in Sections 4.6(a) and (b) of this Lease.

4.7 Utilities

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                                       14

The Tenant shall pay when due all charges for public utilities used in the Premises, including but not limited to, water rates, electrical rates, telephone rates, and gas rates. The Tenant shall also pay for apparatus, meters, and other things leased or purchased in connection with public utility services, and for all work performed by anyone in connection with such public utilities. If utility charges are not charged specifically to the Premises or to the Tenant but are charged to the Landlord in connection with the entire Development, the Landlord shall charge the Tenant with utility charges applicable to the Premises, calculated if possible on the basis of the Tenant's connected load, or otherwise as estimated by the Landlord on a reasonable and equitable basis and the Tenant shall pay to the Landlord all of the utility charges so calculated in monthly instalments in advance, together with payment of its instalments of Rent.

4.8 Rent Past Due

All other amounts (other than the fixed Net Rent reserved by this Lease) required to be paid by the Tenant under this Lease shall be considered to be Additional Rent. If any Net Rent or Additional Rent is not paid to the Landlord, or is paid by the Landlord on behalf of the Tenant, the Landlord shall have the right to recover such amounts as if they were Rent in arrears, together with interest on such amount from the date on which the same became due until the date of payment at five percent (5%) per annum in excess of the prime interest rate for commercial demand loans charged by any Canadian chartered bank designated by the Landlord.

4.9 Adjustment of Areas

The Landlord may from time to time re-measure or recalculate the Rentable Area of the Premises and may re-adjust the Net Rent and/or the Tenant's Proportionate Share of Additional Rent accordingly. The effective date of any such re-adjustment shall: (a) in the case of an adjustment to the Rentable Area, be the date on which such change occurred; and (b) in the case of a correction to any measurement or calculation error, be the date as of which such error was introduced in the calculation of any Rent.

4.10 Rent Deposit

The Landlord acknowledges receipt from the Tenant of the Rent Deposit, to be applied as a deposit against Net Rent and Additional Rent accruing in the first month Net Rent is due under this Lease and the last month of the Term.

4.11 Security Deposit

The Tenant shall deposit with the Landlord prior to the date the Tenant occupies the Premises a security deposit in the amount of the Security Requirement to be held by the Landlord, without liability for interest thereon, as security for the performance by the Tenant of the terms a conditions of this Lease. In the event of default by the Tenant of any of its covenants or obligations under this Lease, the Landlord may at its option, but without prejudice to any other rights which the Landlord may have, apply all or part of the security deposit to compensate the Landlord for any loss, damage

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                                       15
or expense sustained by the Landlord as a result of such default. If all or any part of the security deposit is so applied, the Tenant shall on demand and of the Landlord restore the security deposit to its original amount. On termination of this Lease, if the Tenant is not then in default, the security deposit will be returned by the Landlord to the Tenant. If the Landlord sells its interest in the Premises, it may deliver the security deposit to the purchaser, and the Landlord will be released from any further liability with respect to the security deposit or its return to the Tenant.

4.12 Net Lease

      (a) This Lease is a completely carefree net Lease to the Landlord, except as expressly herein set out. The Landlord is not responsible for any expenses or outlays of any nature arising from or relating to the Premises or the use or occupancy thereof, or the contents therein or the business carried on therein. The Tenant shall pay all charges, impositions and outlays of every nature and kind relating to the Premises except as expressly herein set out.

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                                       16

      (b) The Tenant acknowledges that the Building forms an integral part of the Development and that the Operating Costs to which the Tenant is to contribute its Proportionate Share or Adjusted Proportionate Share may be attributed by the Landlord from time to time to the various components of the Development in accordance with reasonable and current practices relevant to a multi-use development, and on a basis consistent with the nature of the particular costs being incurred, and the Tenant shall pay its Proportionate Share or Adjusted Proportionate Share of Operating Costs in the manner as is reasonably so attributed from time to time by the Landlord.

4.13 Penalty Charge

In the event that any cheque tendered by the Tenant to the Landlord is not honoured in full by the financial institution on which it is drawn, then in addition to all other rights and remedies of the Landlord, the Tenant shall forthwith pay to the Landlord, as Additional Rent, liquidated damages in the amount of FIFTY ($50.00) dollars on account of the Landlord's costs in presenting such cheque, having it rejected and attempting to obtain a replacement for it.

4.14 Place of Payment

The Tenant shall make all rental and other payments required by this Lease by cheque payable to the Landlord. All payments shall be made to the Landlord at 210 Colonnade Road, Unit 1, Nepean, Ontario, K2E 7L5 or such other place as the Landlord may notify the Tenant.

4.15 Adjustment of Costs

The Landlord and Tenant shall adjust between themselves on the commencement and termination of this Lease, all realty taxes, water rates, insurance premiums and other charges relating to the Premises, with the intention that the Landlord shall bear such charges until commencement Date of this Lease and the Tenant shall bear such charges thereafter and until it delivers possession of the Premises to the Landlord in accordance with the provisions of this Lease,

                                    ARTICLE V
                                  PERMITTED USE

5.1 Permitted Use and Conduct of Business

The Tenant shall use the Premises for none other than the Permitted Use.

The use of the Premises by the Tenant shall be subject to the overriding provision of any applicable laws and regulations of any governmental authority. In its use of the Premises the Tenant shall not keep or display any merchandise, equipment or fixtures on, or otherwise obstruct, the Common

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                                       17

Areas of the Lands and Development; shall not conduct business on or from the Common Areas; and shall affix no article or thing to the exterior of the Building or any other portion of the Common Areas. The Tenant shall not use, either in the Premises or outside of the Premises, any travelling or flashing lights or signs, or any loudspeakers, television, phonographs, radio or other audio-visual or mechanical devices in a manner so that they could be heard or seen outside the Premises.

5.2 Overloading

The Tenant shall not bring into the Premises anything which by reason of its weight, size or use, might damage the Premises. If any damage is caused to the Premises by any such thing or by overloading the floors of the Premises or by any act or omission on the part of the Tenant or those for whom it is in law responsible, the Tenant will forthwith repair such damage.

5.3 Roof

The Tenant shall not place anything on, nor make any opening in, the roof of the Premises without the prior written consent of the Landlord, which consent may be withheld or given on such terms as the Landlord may determine. On the termination of this Lease, or at such time as the Tenant vacates the Premises or is declared bankrupt, the Tenant or its trustee in bankruptcy, as the case may be, shall repair any damage caused to the Premises or any other part of the Building as a result of having placed anything on or having made openings in or having attached anything to the roof, and shall restore the roof to its former condition, all to the satisfaction of the Landlord.

5.4 Signage

The Tenant shall not place any sign on the Premises without the prior written consent of the Landlord as to the size, content, design, character and location of such sign. Any sign placed by the Tenant shall serve only as identification of the Tenant's premises and not as advertising, and any such sign shall be complimentary with the signs of other Tenants of the Building as to style and dimensions, and shall conform with any standardized sign policy instituted by the Landlord for the Building. The Tenant shall not remove any sign or sign panels without the written consent of the Landlord. Any damage caused to the Building as a result of the Tenant having attached or removed such signs shall be repaired by the Tenant to the reasonable satisfaction of the Landlord prior to the expiration of the Term. Upon expiration or earlier termination of the Term of this Lease all signs and panels shall become the property of the Landlord, and shall be removed from the Premises by the Tenant only in the event that the Landlord requires or permits the Tenant to do so.

5.5 Heating, Ventilating and Air Conditioning; System Maintenance Program

The Tenant shall heat, ventilate and air condition the Premises at its own expense to such temperature as may be necessary to prevent damage to the Premises or any other part of the Building; and the Tenant shall operate and maintain and replace as necessary all heating, ventilating and air conditioning equipment serving the Premises.

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                                       18

NOTWITHSTANDING the above,

      (a) the Landlord may, at its sole option, elect to place and maintain a comprehensive preventative maintenance program (utilizing such persons, firms or corporations as it may see fit) for all heating, ventilating and air-conditioning equipment in the Premises notwithstanding the fact that the Tenant has the obligation to repair same, and if the Landlord so elects, the Tenant shall pay all costs incurred by the Landlord or its contractor for such service in accordance with Section 5.5(b).

      (b) If the Landlord elects to place and maintain a comprehensive maintenance program for the heating, ventilating and air conditioning equipment in the Premises, the Tenant shall participate in such program, shall retain the Landlord's contractor designated for such purpose and shall pay to the Landlord or such contractor, as designated by the Landlord, on demand, and as Additional Rent, all costs and expenses incurred by the Landlord or charged by such contractor with respect to such program, it being understood and agreed that the Landlord may require such payment to be made by the Tenant in monthly instalments, fixed from time to time by the Landlord, subject to annual adjustment in accordance with the terms of this Lease.

5.6 Nuisance

The Tenant shall not, by its act or omission, permit anything to occur in the Premises which shall be or shall result in a nuisance.

5.7 Windows

The Tenant shall throughout the Term and at its expense, install and maintain covering over all windows of the Premises from the inside using blinds, curtains or other coverings acceptable to the Landlord in its sole and absolute discretion. Without limiting the generality of the foregoing, such window coverings shall be sufficient to present a uniform exterior appearance of the Building and such that the Tenant's goods and activities are not visible from the outside of the Premises.

5.8 Cleanliness

The Tenant shall keep the Premises and the sidewalks and other areas adjacent to the Premises clean and free of refuse and other obstructions, and shall comply with any laws governing the condition or cleanliness of the Premises.

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

                                   ARTICLE VI
                                ACCESS AND ENTRY

6.1 Right of Examination

The Landlord shall be entitled at all reasonable times (and at any time in the case of an emergency) to enter the Premises to examine them; to make such repairs, alterations or improvements thereto as the Landlord considers necessary or desirable; to have access to underfloor ducts and access panels to mechanical shafts and to check, calibrate, adjust and balance controls and other parts of the heating, air conditioning, ventilating and climate control systems. The Landlord reserves to itself the right to use the exterior walls and the roof, and the right to install, maintain use and repair pipes, ducts, conduits, vents, wires and other installations leading in, through, over, or under the Premises and for this purpose, the Landlord may take all material into and upon the Premises which is required therefor. The Tenant shall not unduly obstruct any pipes, conduits or mechanical or other electrical equipment so as to prevent reasonable access thereto. The Landlord shall exercise its rights under this
Section 6.1, to the extent possible in the circumstances, in such manner so as to minimize interference with the Tenant's use and enjoyment of the Premises. If any excavation is made on the Lands, the person making such excavation may enter the Premises to do any work considered necessary to preserve and protect the walls of the Building and to support them by proper foundations. Rent will not abate or be reduced while the repairs, alterations, or improvements are being made and the Landlord is not liable for damage, injury or death caused to any person or to property of the Tenant or others located on the Premises as a result of the entry regardless of how the damage, injury or death is caused.

6.2 Right to Show Premises

The Landlord and its agents may enter the Premises at all reasonable times to show them to prospective purchasers or mortgagees. The Landlord may within six
(6) months before the expiration of the Term, unless the Term has been renewed, or within six (6) months before the expiration of the renewal term (if any) place on the premises a notice of reasonable dimensions stating that the Premises are for rent and the Tenant shall not permit such notice to be removed, and during such period the Landlord and its agents may enter the Premises at all reasonable times to show them to prospective Tenants.

6.3 Entry not Forfeiture

No entry into the Premises or anything done therein by the Landlord pursuant to a right granted by this Lease shall constitute a breach of any covenant for quiet enjoyment, or (except where expressed by the Landlord in writing) shall constitute a re-entry or forfeiture, or an actual or constructive eviction. The Tenant shall have no claim for injury, damages or loss suffered as a result of any such entry or thing and the Landlord shall in no event be responsible for the acts or negligence of any Persons providing cleaning services in the Building.

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

                                   ARTICLE VII
                      MAINTENANCE, REPAIRS AND ALTERATIONS

7.1 Maintenance by Landlord

      (a) The Landlord covenants to keep the following in good repair as a prudent owner; (i) the structure of the Building including exterior walls and roofs; (ii) the mechanical, electrical and other base building systems; and (iii) the entrance, lobbies, plazas, stairways, corridors, parking areas and other facilities from time to time provided for use in common by the Tenant and other Tenants of the Building. Subject to Sections 7.4 and 7.5 of this Lease, the cost of such maintenance and repairs (other than the repair of inherent structural defects) shall be included in Operating Costs.

      (b) The Landlord shall not be responsible for any damages caused to the Tenant by reason of failure of any equipment or facilities serving the Building or delays in the performance of any work for which the Landlord is responsible under this Lease. The Landlord shall have the right to stop, interrupt or reduce any services, systems or utilities provided to, or serving, the Building or Premises to perform repairs, alterations or maintenance or to comply with laws or regulations, or binding requirements of its insurers, or for causes beyond the Landlord's reasonable control or as a result of the Landlord exercising its right under Section 13.2 of this Lease. The Landlord shall not be in breach of its covenant for quiet enjoyment or liable for any loss, costs or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing, but the Landlord shall make reasonable efforts to restore the services, utilities or systems so stopped, interrupted or reduced. The Tenant acknowledges that the Landlord may require one year after the Tenant has fully occupied the Premises in order to adjust and balance the climate control systems and the Landlord shall not be responsible for any inconvenience, discomfort, damages, loss or claims whatsoever arising out of the process of such adjustment or balancing.

      (c) If the Tenant fails to carry out any maintenance, repairs or work required to be carried out by it under this Lease and to the reasonable satisfaction of the Landlord, the Landlord may at its option carry out such maintenance or repairs without any liability for any resulting damage to the Tenant's property or business. The cost of such work, plus a sum equal to fifteen (15%) percent of such cost representing the Landlord's overhead, shall be paid by the Tenant to the Landlord.

7.2 Maintenance and Repairs by Tenant; Compliance with Laws

      (a) The Tenant shall, at its expense, maintain and repair both the interior and exterior of the Premises and all utility and mechanical systems installed therein

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                                       21

            (including plumbing, electrical, heating, ventilating and air conditioning systems) in good order and condition in the same manner as a careful and prudent owner would, including the repair of wear and tear to the extent that such repair is necessary to maintain the improvements and equipment in or serving the Premises in such manner so that they shall function properly, having regard to their nature and the purposes for which they are intended to be used, and is necessary to keep the appearance of the Premises neat, clean and presentable, but excluding the repair of damage caused by fire or other insured casualties to the extent the repair thereof is provided for in Section 9.2 of this Lease, and excluding such repairs as may be specifically required to be performed by the Landlord pursuant to this Lease. The Tenant's obligation to maintain and repair the exterior of the Premises shall extend only to (i) the maintenance and repair of those elements of the exterior of the Premises exclusively utilized in connection with the Premises or exclusively forming part of the Premises, namely the doors and entranceways, overhead and loading doors, loading docks, windows and window frames, exterior Tenant identification signs and exterior lighting; and (ii) the repair of any damage to the exterior of the Premises caused by the wilful act or negligence of the Tenant or those for whom it is in law responsible.

      (b) The Tenant shall promptly comply with the requirements of all laws at any time in force during the Term which affect the condition or use of the Premises, and with every reasonable recommendation or requirement of the Insurers Advisory Organization or by any recognized body having similar functions or any insurance company by which either the Landlord or the Tenant may be insured during the Term. If the Tenant defaults under the provisions of this Section 7.2, the Landlord may itself comply with the requirements of this
            Section 7.2, and all expenses (including insurance premiums) incurred by the Landlord in so doing, together with a sum equal to fifteen (15%) percent of such cost representing the Landlord's overhead, shall be paid by the Tenant to the Landlord as Additional Rent on demand.

7.3 Approval of Tenant's Alterations

      (a) No Alterations shall be made to the Premises without the Landlord's written approval. The Tenant shall submit to the Landlord details of the proposed work including drawings and specifications prepared by qualified architects or engineers conforming to good engineering practice. All such Alterations shall be performed: (i) at the sole cost of the Tenant, (ii) by contractors and workmen approved by the Landlord; (iii) in a good and workmanlike manner; (iv) in accordance with drawings and specifications approved by the Landlord, (v) in accordance with all applicable laws and regulations; (vi) subject to the reasonable regulations, supervision, control and inspection of the Landlord, and (vii) subject to such indemnification against liens and expenses as the Landlord

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                                       22
            reasonably requires. The Landlord's reasonable costs of supervising all such work shall be paid by the Tenant.

      (b) If any Alterations would affect the structure of the Building or any of the electrical, plumbing, mechanical, heating, ventilating or air conditioning systems or other base building systems, such work shall at the option of the Landlord be performed by the Landlord at the Tenant's cost, On completion of such work, the cost of the work plus a sum equal to fifteen (15%) percent of said cost representing the Landlord's overhead shall be paid by the Tenant to the Landlord.

7.4 Repair Where Tenant at Fault

Notwithstanding any other provision of this Lease, if the Building is damaged or destroyed or requires repair, replacement or alteration as a result of the Act or omission of the Tenant, its employees, agents, invitees, licensees, contractors or others for whom it is in law responsible, the cost of the resulting repairs, replacements or alterations plus a sum equal to fifteen (15%) percent of such cost representing the Landlord's overhead, shall be paid by the Tenant to the Landlord.

7.5 Repair Due to Tenant's Use of Premises

If the Landlord, acting reasonably, determines that any repairs, replacements or improvements to any part of the Building, including, without limitation, to any of the systems of the Building, are required as a result of the use of the Premises by the Tenant, then the cost of such repairs, replacements or improvements shall be borne by the Tenant and shall be payable by the Tenant on demand together with an amount equal to fifteen (15%) percent thereof representing the Landlord's administrative and overhead charges. For the purposes of this Section 7.5, it shall be reasonable for the Landlord to determine that such repairs, replacements or improvements are the result of the Tenant's use of the Premises if such repairs, replacements or improvements are effected to rectify any nuisance, noise or discomfort (including, without limitation, as a result of noxious or unpleasant odours) caused to other Tenants as a result of the Tenant's use of the Premises.

7.6 Removal of Improvements and Trade Fixtures

All Leasehold Improvements (other than Trade Fixtures) shall immediately upon their placement become the Landlord's property without compensation to the Tenant. Except as otherwise agreed by the Landlord in writing, no Leasehold Improvements shall be removed from the Premises by the Tenant either during or at the expiration or sooner termination of the Term except that: (a) the Tenant may, during the Term, in the usual course of business, remove its Trade Fixtures, provided that the Tenant is not in default under this Lease; and (b) the Tenant shall, at the expiration or earlier termination of the Term, at its sole cost remove such of the Leasehold Improvements and Trade Fixtures in the Premises as the Landlord shall require to be removed, and restore the Premises to the Landlord's then current building standard to the extent required by the Landlord. The Tenant shall at its own expense repair any damage caused to the Building by such removal. If the Tenant does not remove its Trade Fixtures at the expiry or earlier termination of the Term, the

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                                       23
trade Fixtures shall, at the option of the Landlord, become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable. If the Tenant fails to complete any work referred to in this Section 7.6 by the expiry or earlier termination of the Term, the Tenant shall pay compensation to the Landlord for each day following such expiration or earlier termination of the Term, until the completion of such work at a rate equal to double the per diem Rent payable during the last month preceding the expiry or earlier termination of the Term, which sum is agreed by the parties to be a reasonable estimate of the damages suffered by the Landlord for loss of use of the Premises. The Tenant shall close off all electrical wiring which may have previously served any machinery or equipment installed by the Tenant in the Premises.

7.7 Liens

The Tenant shall promptly pay for all materials supplied and work done in respect of the Premises so as to ensure that no lien is registered against any portion of the Lands or the Building or against the Landlord's or Tenant's interest therein. If a lien is registered or filed, the Tenant shall discharge it at its expense forthwith, failing which the Landlord may at its option discharge the same by paying the amount claimed to be due into court or directly to any such lien claimant and the amount so paid and all expenses of the Landlord including legal fees (on a solicitor and his client basis) incurred by the Landlord shall be paid by the Tenant to the Landlord within five (5) business days after demand.

7.8 Notice by Tenant

The Tenant shall notify the Landlord of any accident, defect, damage or deficiency in any part of the Premises or the Building, which comes to the attention of the Tenant, its employees or contractors notwithstanding that the Landlord may have no obligation in respect thereof.

7.9 Tenant's Repair

The Landlord may enter the Premises to view the state of repair. If the Landlord notifies the Tenant of the need for repairs, the Tenant will repair in accordance with such notice, subject to the exceptions set out in Section 7.2. On the expiration or date of early termination of this Lease, the Tenant shall surrender the Premises to the Landlord in a good state of repair. No provision of this Section 7.9 shall require the Tenant on the expiration or other termination of this Lease to repair reasonable wear and tear, except to the extent that repair of wear and tear is necessary to maintain the improvements and equipment of the Premises in such manner so that they shall function properly, having regard to their nature and the purpose for which they are intended to be used, and except to the extent that repair of wear and tear is necessary to keep the appearance of the Premises neat, clean and presentable. All repairs required to be made pursuant to this Section 7.9 shall be completed prior to the date upon which this Lease terminates.

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

7.10  Environmental Matters

      (a) The Tenant will not cause or permit to occur any violation of the ENVIRONMENTAL PROTECTION ACT (Ontario), CANADA ENVIRONMENT ACT or any other federal, provincial, municipal, intermunicipal or other law, by-law, ordinance or regulation now or hereinafter promulgated which relates to environmental conditions, on, under or about the Premises, or arising from the Tenant's use or occupancy of the Premises, including but not limited to, soil and ground water conditions, to the use, generation, release, manufacturing, refining, production, processing, storage or disposal of any Hazardous Materials on, under or about the Premises or transportation to or from the Premises of any Hazardous Materials; or any discharge, leak or emission of any material in the atmosphere, ground, sewer system or any body of water, if that material, as reasonably determined by any governmental authority, does or may pollute or contaminate the same or may adversely affect the health, welfare or safety of persons, if located on the Premises.

      (b) The Tenant will, at its own expense, effect all clean ups as may be required by governmental authorities and provide all information regarding the use, generation, storage, transportation of Hazardous Materials that is requested by the Landlord or any other governmental authority, insurer or secured lender from time to time.

      (c)   If the Tenant fails to fulfill all of its obligations under Section
            7.10 (a) and (b) of this Lease, the Landlord may do so at the Tenant's expense, together with an administration fee of fifteen (15%) percent of the cost thereof, all of which will be payable on demand as Additional Rent without prejudice to the Landlord's other rights and recourse in the circumstances.

      (d) The Tenant hereby agrees that it shall be fully responsible for the use, storage and disposal of Hazardous material kept on the Premises by the Tenant. The Tenant shall defend, indemnify and hold harmless the Landlord and its employees and agents, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs of expenses (including, without limitation, reasonable legal fees, court costs and litigation expenses) of whatever kind or nature including any loss or reduction in the value of the Building and any loss of income therefrom, arising out of or related to (i) the presence, disposal, release or threatened release by the Tenant of any Hazardous Material that is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to that Hazardous material kept or brought on to the Premises by the Tenant; (iii) any lawsuit

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

            brought or threatened or government order relating to that hazardous material kept or brought on the Premises by the Tenant; or (iv) any violation of any laws applicable to any Hazardous material kept or brought on to the Premises by the Tenant.

                                  ARTICLE VIII
                             INSURANCE AND INDEMNITY

8.1 Tenant's Insurance

      (a) The Tenant shall, throughout the Term, maintain at its sole cost the following insurance: -

            (i) "All Risks" (including flood and earthquake) property insurance, naming the Tenant, the Landlord, the owner of the Building and the Mortgagee as insured parties, containing a waiver of subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is in law responsible including, without limitation, its directors, officers and employees, and (except with respect to the Tenant's chattels) incorporating the Mortgagee's standard mortgage clause. Such insurance shall insure: (A) property of every kind owned by the Tenant or for which the Tenant is legally liable located on or in the Building including, without limitation, plate glass, and Leasehold Improvements, in an amount not less than the full replacement cost thereof (new), with such cost to be adjusted no less than annually; and (B) extra expense insurance in such amount as will reimburse the Tenant for loss attributed to all perils referred to in this subsection 8.1 (a) (i) or resulting from prevention of access to the Premises. Such policy or policies, except with respect to extra expense insurance, shall provide that loss thereon shall be adjusted and payable to the Landlord, with the proceeds to be held in trust to be used for repair and replacement of the property so insured.

            (ii) Comprehensive General Liability insurance which includes the following coverages: owners protective, bodily injury (including death); property damage; employers' contingent liability; blanket contractual liability; and, where applicable, products liability and malpractice liability. Such policies shall, contain inclusive limits of not less than $2,000,000.00; provide for severability of interests, cross liability; and name the Landlord as an insured.

            (iii) Tenant's legal liability insurance for the actual cash value for the Premises including loss of use thereof.

            (iv) Automobile liability insurance on a non-owned form including contractual liability, and on an owner's form covering all licensed vehicles operated by or on behalf of the Tenant, which insurance shall have inclusive limits of not less than $2,000,000.00.

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

            (v) Any other form of insurance which the Tenant or the Landlord, acting reasonably, or the Mortgagee requires from time to time in form, in amounts and for risks against which a prudent Tenant would insure.

      (b) All policies referred to in this Section 8.1 shall: (i) be taken out with insurers reasonably acceptable to the Landlord; (ii) be in a form reasonably satisfactory to the Landlord; (iii) be non-contributing with, and shall apply only as a primary and not as excess to any other insurance available to the Landlord; (iv) not be invalidated as respects the interests of the Landlord or the Mortgagee by reason of any breach of or violation of any warranty, representation, declaration or condition of the policies and/or of the Lease; and (v) contain an undertaking by the insurers to notify the Landlord by registered mail not less than thirty (30) days prior to any material change, cancellation or termination. Certificates of insurance on the Landlord's standard form or, if required by the Landlord, certified copies of such insurance policies, shall be delivered to the Landlord forthwith upon request. If the Tenant fails to take out or to keep in force any insurance referred to in this Section 8.1 or should any such insurance not be approved by either the Landlord or the Mortgagee and should the Tenant not commence to diligently rectify (and thereafter proceed to diligently rectify) the situation within 48 hours after written notice by the Landlord to the Tenant (stating, if the Landlord or the Mortgagee, from time to time, does not approve of such insurance, the reasons therefor) the Landlord has the right without assuming any obligation in connection therewith, to effect such insurance at the sole expense of the Tenant and all costs incurred by the Landlord in connection therewith, together with a sum equal to fifteen (15%) percent of such cost representing the Landlord's overhead, shall be paid by the Tenant to the Landlord as Additional Rent without prejudice to any other rights or remedies of the Landlord under this Lease.

8.2 Increase in Insurance Premiums

The Tenant shall not keep or use in the Premises any article which may be prohibited by any fire insurance policy in force from time to time covering the Premises or the Development. The Tenant will comply promptly with the requirements of the Insurer's Advisory Organization and of any insurer, pertaining to the Premises or the Development. If: (a) the conduct of business in the Premises; or (b) any acts or omissions of the Tenant in the Development or any part thereof, cause or result in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Development, the Tenant shall pay any such increase in premium. In determining whether increased premiums are caused by or result from the use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Development showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate.

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

8.3 Cancellation of Insurance

If any insurance policy upon the Development or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled or the coverage thereunder reduced in any way by the insurer by reason of the use of the Premises by the Tenant or any assignee or subTenant of the Tenant, or by anyone permitted by the Tenant to be upon the Premises, and if the Tenant fails to remedy such condition within 48 hours after notice thereof by the Landlord, the Landlord may, at its option, either; (a) re-enter the Premises forthwith by leaving upon the Premises a notice in writing of its intention so to do and thereupon the Landlord shall have the same rights and remedies as are contained in Article Xl; or (b) enter upon the Premises and remedy the condition giving rise to such cancellation, threatened cancellation or reduction, including removal of any offending article, and the Tenant shall pay the cost thereof to the Landlord and the Landlord shall not be liable for any damage or injury caused to any property of the Tenant or of others located on the Premises as a result of any such entry.

8.4 Loss or Damage

The provisions of this Section 8.4 shall govern notwithstanding any other provision of this Lease.

      (a) The Landlord shall not be liable for any death or injury arising from or out of any occurrence whatsoever in, upon, at, or relating to the Premises or Development, or any part thereof, or damage to property of the Tenant or of others located on the Premises or elsewhere in the Development from any cause whatsoever, nor shall the Landlord be responsible for any loss of or damage to any property of the Tenant or others from any cause whatsoever, whether or not such property is entrusted to the care or control of the Landlord or any of the Landlord's employees, nor shall the Landlord be responsible for any direct, indirect or consequential damages that may be suffered or sustained by the Tenant or any others from any cause whatsoever, and in each case whether or not any such death, injury, loss damage or damages results from the negligence or fault of the Landlord or any of the Landlord's employees.

      (b) Without limiting the generality of the foregoing, the Landlord shall not be liable or responsible in any way for any death, injury (including without limitation, personal discomfort or illness) loss, damage or damages of or to Persons or property resulting, directly or indirectly, from any of the following, whether or not such results from the negligence or fault of the Landlord or any of the Landlord's employees: (i) fire, explosion, theft, breakage, falling plaster, falling ceiling tile, falling fixtures, steam, gas, electricity, water, rain, flood, ice, snow, or leaks into, in or from any part of the Premises or Development or from any pipes (including, without limitation, water, steam, sprinkler and drainage pipes), sprinklers, appliances, drainage or plumbing works, roof, windows, or exterior walls or subsurface or any floor or ceiling of the Premises or Development, or any part thereof, or from the street or any other source or place whatsoever, or by dampness, or by the existence, discharge, spillage, or leakage of Hazardous

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

            Materials or by any other cause whatsoever, (ii) any suspension, non-operation. failure, reduction, interruption or failure to supply or perform, for any reason or for any period of time, of or in any of the services, equipment, facilities, systems (such as, without limitation, the HVAC System) or Utilities or any public Utilities or any services serving the Premises, or the Development, or any other part thereof; (iii) delays in the performance of any repairs, replacements, maintenance or restoration for which the Landlord is responsible under this Lease, (iv) by reason of the Landlord or any of the Landlord's employees entering upon the Premises to undertake any examination thereof or any work or cleaning or performance of other services therein; (v) by reason of the supply or performance of any cleaning, janitorial, pest extermination or fire protection or security obligations or services in any part of the Premises or Development, (vi) by reason of inconvenience, annoyance or injury to business arising from the Landlord, the Tenant or any others making or failing to diligently make, for whatever reason or cause, any repairs, alterations, additions, renovations, improvements or restorations in or to any part of the Development, or (vii) by reason of the Landlord or any of the Landlord's employees acting, monitoring or responding, or failing to act, monitor or respond, in any manner whatsoever, in connection with any fire protection system or security system, or any alarm or signal therefrom, which system serves exclusively the Premises or any part thereof and is not a Building standard system, the parties hereby expressly acknowledging and agreeing that the Landlord and the Landlord's employees have no obligation or responsibility whatsoever to so act, monitor or respond.

      (c) The Landlord shall not be liable or responsible in any way for any such death, injury, loss or damage caused by other Tenants, occupants or Persons on or in the Development, or any part thereof or by any occupants of any adjacent property thereto, or by the public, or caused by construction or by any private, public or quasi-public work.

      (d) All property of the Tenant or of any of the Tenant's employees kept or stored on the Premises (including, without limitation, all Leasehold Improvements leased by the Tenant herein) shall be so kept or stored at the sole risk of the Tenant, and the Tenant releases and agrees to indemnify the Landlord and save it harmless from and against any claims arising out of any loss or damage to such property including without limitation, any subrogation claims by the Tenant's or any others' insurers, and the Tenant shall make all claims for loss, damage or destruction of or to any such property against the policies of insurance required to be maintained by the Tenant under this Lease. Without limiting the foregoing or any other provision of Section 8.3 or 8.4 of this Lease, the parties agree that, whether or not the Landlord installs or requires the Tenant to install any particular type of demising wall or partition, and even if such is open at the top and thereby accessible to easy unauthorized entry, the Landlord shall not be liable for any losses or damages sustained thereby on or in respect of the Premises or any Persons or property thereon, howsoever, caused or arising and the Tenant shall be responsible for its own security and alarm systems (subject to the Landlord's

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                                       29
            consent, but the giving or withholding of consent shall not impose any liability whatsoever on the Landlord) and shall indemnify the Landlord and save it harmless from and against any such losses or damages.

8.5 Landlord's Insurance

The Landlord shall throughout the Term carry: (a) insurance on the Building (excluding the foundations and excavations) and the machinery, boilers and equipment in or servicing the Building and owned by the Landlord or the owners of the Building (excluding any property which the Tenant and other Tenants are obliged to insure under Section 8.1 or similar section of their respective leases) against damage by fire and extended perils coverage; (b) public liability and property damage insurance with respect to the Landlord's operations in the Development; and (c) such other form or forms of insurance as the Landlord or the Mortgagee reasonably considers advisable. Such insurance shall be in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a reasonably similar building, having regard to size, age and location. The Landlord covenants and agrees that it shall, if same is obtainable, obtain a waiver of subrogation in favour of the Tenant in all policies of insurance placed by the Landlord in respect of the Premises. If as a result of obtaining such waiver of subrogation, insurance premiums required to be paid by the Landlord are increased, the amount of such increase attributable to obtaining such waiver of subrogation shall be paid by the Tenant on demand from the Landlord and upon the Landlord delivering appropriate evidence of such increased premium to the Tenant. Notwithstanding the Landlord's covenant in this Section 8.5 and notwithstanding any contribution by the Tenant to the cost of the Landlord's insurance premiums, the Tenant acknowledges and agrees that: (i) the Tenant is not relieved of any liability arising from or contributed to by its negligence or its wilful act or omissions;
(ii) no insurable interest is conferred upon the Tenant under any insurance policies carried by the Landlord; and (iii) the Tenant has no right to receive any proceeds of any insurance policies carried by the Landlord.

8.6 Indemnification of Landlord

Notwithstanding any other provision of this Lease, the Tenant shall indemnify the Landlord and save it harmless from and against any and all loss (including loss of Net Rent and Additional Rent payable in respect of the Premises), claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising from or out of this Lease, or any occurrence in, upon or at the Premises, or the occupancy or use by the Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Premises by the Tenant. If the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all expenses and reasonable legal fees incurred or paid by the Landlord in connection with such litigation. The Tenant shall also pay all expenses and legal fees (on a solicitor and his client basis)

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

that may be incurred or paid by the Landlord in enforcing the terms of this Lease, unless a court shall decide otherwise.

8.7 Release of Landlord

The Tenant releases and discharges the Landlord from all claims and demands of any kind which the Tenant might have or acquire against the Landlord arising out of damage to or destruction of the Building, or any part of the Building, occasioned by any reason whatsoever.

                                   ARTICLE IX
                             DAMAGE AND DESTRUCTION

9.1 No Abatement

If the Premises or Building are damaged or destroyed in whole or in part by fire or any occurrence, this Lease shall continue in full force and effect and there shall be no abatement of Rent except as provided in this Article IX.

9.2 Damage to Premises

If the Premises are at any time destroyed or damaged as a result of fire or any other casualty required to be insured against by the Landlord under this Lease or otherwise insured against by the Landlord and not caused or contributed to by the Tenant, then the following provisions shall apply:

      (a) if the Premises are rendered unTenantable only in part, the Landlord shall diligently repair the Premises to the extent only of its obligations under Section 7.1 of this Lease and Net Rent shall abate proportionately to the portion of the Premises rendered unTenantable from the date of destruction or damage until the Landlord's repairs have been completed;

      (b) If the Premises are rendered wholly unTenantable, the Landlord shall diligently repair the Premises to the extent only of its obligations pursuant to Section 7.1 of this Lease and Net Rent shall abate entirely from the date of destruction or damage to such date which is the earlier of (i) the date useable, or (ii) thirty (30) days after Landlord's repairs have been completed;

      (c) if the Premises are not rendered unTenantable in whole or in part, the Landlord shall diligently perform such repairs to the Premises to the extent only of its obligations under Section 7.1 of this Lease but in such circumstances Net Rent shall not terminate or abate;

      (d) upon being notified by the Landlord that the Landlord's repairs have been substantially completed, the Tenant shall diligently perform all repairs to the Premises which are the Tenant's responsibility under Section 7.2 of this Lease, and all other work required to fully restore the Premises for use in the Tenant's business, in every case at the Tenant's cost and without any contribution to such cost by the Landlord, whether or not the Landlord has at any time made any contribution to the cost of supply, installation or construction of Leasehold Improvements in the Premises; and

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      (e)   nothing in this Section 9.2 shall require the Landlord to rebuild the Premises in the condition which existed before any such damage or destruction so long as the Premises as rebuilt will have reasonably similar facilities to those in the Premises prior to such damage or destruction, having regard, however, to the age of the Building at such time.

9.3 Right of Termination

Notwithstanding Section 9.2 of this Lease, if the damage or destruction which has occurred in the Premises is such that in the reasonable opinion of the Landlord the Premises cannot be rebuilt or made fit for the purposes of the Tenant within 180 days of the happening of the damage or destruction, the Landlord may, at its option, terminate this lease on notice to the Tenant given within thirty (30) days after such damage or destruction and the Tenant shall immediately deliver vacant possession of the Premises in accordance with the terms of this Lease.

9.4 Destruction of Building

      (a)   Notwithstanding any other provision of this Lease, if:

            (i) 20% or more of the Rentable Area of the Building is destroyed or damaged by any cause; or

            (ii) portions of the Building or Lands which affect access or services essential thereto are damaged or destroyed and, in the reasonable opinion of the Landlord, cannot reasonably be repaired within 180 days after the occurrence of the damage or destruction;

            then the Landlord may, by notice to the Tenant given within thirty
            (30) days of such damage or destruction, terminate this Lease, in which event neither the Landlord nor Tenant shall be bound to repair and the Tenant shall surrender the Premises to the Landlord within thirty (30) days after delivery of its notice of termination and Rent shall be apportioned and paid to the date on which the Tenant delivers vacant possession of the Premises, subject to any abatement to which the Tenant may be entitled under Section 9.2 of this Lease.

      (b) If the Landlord is entitled to, but does not elect to terminate this Lease pursuant to Section 9.4(a) the Landlord shall, following such damage or destruction diligently repair if necessary that part of the Building damaged or destroyed, but only to the extent of the Landlord's obligations under the terms of the various leases for premises in the Building and exclusive of any Tenant's responsibilities with respect to such repair. If the Landlord elects to repair the Building, the Landlord may do so in accordance with plans and specifications other than those used in the original construction of the Building.

9.5 Architect's Certificate

The certificate of the Architect shall bind the parties to: (a) the percentage of the Rentable Area of the Building damaged or destroyed; (b) whether or not the Rentable Area of the Premises are rendered unTenantable and the percentage of the Rentable Area of the Premises rendered unTenantable, (c) the date upon which either the Landlord's or Tenant's work of reconstruction or

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

repair is completed or substantially completed and the date when the Rentable Area of the Premises are rendered Tenantable, and (d) the state of completion of any work of the Landlord or the Tenant.

                                    ARTICLE X
                      ASSIGNMENT AND SUBLETTING: TRANSFERS

10.1 Assignment and Subletting; Transfers

The Tenant shall not enter into, consent to or permit any Transfer without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld but shall be subject to the Landlord's rights under
Section 10.2 of this Lease. Notwithstanding any statutory provision to the contrary, it shall not be considered unreasonable for the Landlord to take into account the following factors in deciding whether to grant or withhold its consent: (a) whether such Transfer is in violation or in breach of any covenants or restrictions made or granted by the Landlord to other Tenants or occupants or prospective Tenants or occupants of the Building; (b) whether in the Landlord's opinion, the financial background, business history and capability of the proposed Transferee is satisfactory; (c) if the Transfer is to an existing Tenant of the Landlord; and (d) Net Rent is comparable to the net rent sought by the Landlord on comparable premises. Consent by the Landlord to any Transfer if granted shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against Transfer shall include a prohibition against any Transfer by operation of law and no Transfer shall take place by reason of the failure of the Landlord to give notice to the Tenant within thirty (30) days required by Section 10.2 of this Lease.

10.21 Landlord's Right to Terminate

If the Tenant intends to effect a Transfer, the Tenant shall give prior notice to the Landlord of such intent specifying the identity of the Transferee, the type of Transfer contemplated, the portion of the Premises affected thereby, and the financial and other terms of the Transfer, and shall provide such financial, business or other information relating to the proposed transferee and its principals as the Landlord or any Mortgagee requires, together with copies of any documents which record the particulars of the proposed Transfer. The Landlord shall, within ten (10) days after having received such notice and all requested information, notify the Tenant either that:

      (a) it consents or does not consent to the Transfer in accordance with the provisions and qualifications of this Article X or

      b) it elects to cancel this Lease as to the whole or part. as the case may be, of the Premises affected by the proposed Transfer, in preference to giving such consent.

If the Landlord elects to terminate this Lease it shall stipulate in its notice the termination date of this Lease, which date shall be no less than thirty (30) days nor more than ninety (90) days

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

following the giving of such notice of termination. If the Landlord elects to terminate this Lease, the Tenant shall notify the Landlord within ten (10) days thereafter of the Tenant's intention either to refrain from such Transfer or to accept termination of this Lease or the portion thereof in respect of which the Landlord has exercised its rights. If the Tenant fails to deliver such notice within such ten (10) days or notifies the Landlord that it accepts the Landlord's termination, this Lease will as to the whole or affected part of the Premises, as the case may be, be terminated on the date of the termination stipulated by the Landlord in its notice of termination. If the Tenant notifies the Landlord within such ten (10) days that it intends to refrain from such Transfer, then the Landlord's election to terminate this Lease shall become void in such instance.

10.3 Conditions of Transfer

      (a) If there is permitted Transfer, the Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent payable under this Lease but no acceptance by the Landlord of any payments by a Transferee shall be deemed a waiver or release of the Tenant's covenants, or any acceptance of the Transferee as Tenant, or a release of the Tenant from the further performance by the Tenant of its obligations under this Lease. Any consent by the Landlord shall be subject to the Tenant and Transferee executing an agreement with the Landlord agreeing:

            (i) that the Transferee will be bound by all of the terms of this Lease as if such Transferee had originally executed this Lease as Tenant; and

            (ii) to amend this Lease as to incorporate such terms, covenants and conditions as are necessary so that this Lease will be in accordance with the Landlord's standard form of industrial lease in use for the Development at the time of the Transfer, and so as to incorporate any conditions imposed by the Landlord in its consent or required by the provisions of this
                  Section 10.3

      (b) Notwithstanding any Transfer permitted or consented to by the Landlord, the Tenant shall remain liable under this Lease and shall not be released from performing any of the terms of this Lease.

      (c) The Landlord's consent to any Transfer shall be subject to the conditions that: (i) the Net Rent and Additional Rent payable by the Transferee shall not be less than the Net Rent and Additional Rent payable by the Tenant under this Lease as at the effective date of the Transfer, (including any increases provided in this Lease), and
            (ii) if the Net Rent and Additional Rent to be paid by the Transferee under such Transfer exceeds the Net Rent and Additional Rent payable under this Lease, the amount of such excess shall be paid by the Tenant to the Landlord. If the Tenant receives from any Transferee, either directly or indirectly, any consideration other than Net Rent or Additional Rent for such Transfer, either in the form of cash, goods or services (other than the proceeds of any financing as a result of a Transfer involving a mortgage, charge or similar security interest in this Lease) the Tenant shall forthwith pay to the Landlord an amount

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

            equivalent to such consideration. The Tenant and the Transferee shall execute any agreement required by the Landlord to give effect to the foregoing terms.

      (d) Notwithstanding the effective date of any permitted Transfer as between the Tenant and the Transferee, all Net Rent and Additional Rent for the month in which such effective date occurs shall be paid in advance by the Tenant so that the Landlord will not be required to accept partial payments of Net Rent and Additional Rent for such month from either the Tenant or Transferee.

      (e) Any document evidencing any Transfer permitted by the Landlord, or setting out any terms applicable to such Transfer or the rights and obligations of the Tenant or Transferee thereunder, shall be prepared by the Landlord or its solicitors and all associated costs shall be paid by the Tenant.

10.4 Change of Control

If the Tenant is at any time a corporation or partnership, any actual or proposed Change of Control in such corporation or partnership shall be deemed to be a Transfer and subject to all of the provisions of this Article X. The Tenant shall make available to the Landlord or its representatives all of its corporate or partnership records, as the case may be, for inspection at all reasonable times, in order to ascertain whether any Change of Control has occurred.

10.5 No Advertising

The Tenant shall not erect, post or display on the premises any sign, notice or advertisement of any kind indicating that the Premises are available for rent or for sublet or that occupancy of the Premises is available pursuant to any other arrangement. The Tenant shall not advertise the whole or any part of the Premises for the purposes of a Transfer and shall not permit any broker or other person to do so unless the complete text and format of any such advertisement is first approved in writing by the Landlord. No such advertisement shall contain any reference to the rental rate of the Premises.

10.6 Assignment by Landlord

The Landlord shall have the unrestricted right to sell, lease, convey or otherwise dispose of all or any part of the Development or Lands and this Lease or any interest of the Landlord in this Lease. To the extent that the purchaser or assignee from the Landlord assumes the obligations of the Landlord under this Lease, the Landlord shall thereupon and without further agreement be released of all liability under this Lease.

                                   ARTICLE XI
                                     DEFAULT

11.1 Default and Remedies

If and whenever an Event of Default occurs, then without prejudice to any other rights which it has pursuant to this Lease or at law, the Landlord shall have the following rights and remedies, which are cumulative and not alternatives:

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

      (a)   to terminate this Lease;

      (b) to enter the Premises as agent of the Tenant and to relet the Premises for whatever term, and on such terms as the Landlord in its discretion may determine and to receive the Rent therefor and as agent of the Tenant to take possession of any property of the Tenant on the Premises, to store such property at the expense and risk of the Tenant or to sell or otherwise dispose of such property in such manner as the Landlord may see fit without notice to the Tenant; to make alterations to the Premises to facilitate their reletting; and to apply the proceeds of any such sale or reletting first, to the payment of any expenses incurred by the Landlord with respect to any such reletting or sale; second, to the payment of any indebtedness of the Tenant to the Landlord other than Rent; and third, to the payment of Rent in arrears; with the residue to be held by the Landlord and applied in payment of future Rent as it becomes due and payable. The Tenant shall remain liable for any deficiency to the Landlord;

      (c) to remedy or attempt to remedy any default of the Tenant under this Lease for the account of the Tenant and to enter upon the Premises for such purposes. No notice of the Landlord's intention to perform such covenants need be given the Tenant unless expressly required by this Lease. The Landlord shall not be liable to the Tenant for any loss injury or damage caused by acts of the Landlord in remedying or attempting to remedy such default and the Tenant shall pay to the Landlord all expenses incurred by the Landlord in connection with remedying or attempting to remedy such default;

      (d) to recover from the Tenant all damages and expenses incurred by the Landlord as a result of any breach by the Tenant including, if the Landlord terminates this Lease, any deficiency between those amounts which would have been payable by the Tenant for the portion of the Term following such termination and the net amounts actually received by the Landlord during such period of time with respect to the Premises;

      (e) to recover from the Tenant the full amount of the current month's Rent together with the next three (3) months' instalments of Rent, all of which shall accrue on a day-to-day basis and shall immediately become due and payable as accelerated Rent.

11.2 Distress

Notwithstanding any provision of this Lease or any provision of applicable legislation, none of the goods and chattels of the Tenant on the Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears, and the Tenant waives any such exemption. If the Landlord makes any claim against the goods and chattels of the Tenant by way of distress, this provision may be pleaded as an estoppel against the Tenant in any action brought to test the right of the Landlord to levy such distress.

11.3 Costs

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

The Tenant shall pay to the Landlord on demand all damages and costs (including, without limitation, all legal fees on a solicitor and his client basis) incurred by the Landlord in enforcing the terms of this Lease, or with respect to any matter or thing which is the obligation of the Tenant under this Lease, or in respect of which the Tenant has agreed to insure, or to indemnify the Landlord, In addition to and notwithstanding any claim made by the Landlord for payment of such damages and costs, the Tenant shall pay the sum of FIFTY ($50.00) DOLLARS to the Landlord as Additional Rent on demand upon any default by the Tenant under the terms of this Lease or any breach of its obligations thereunder in order solely to re-imburse the Landlord for its administrative costs incurred as a result of such default or breach, and the Tenant agrees that such charge is reasonable and appropriate to so re-imburse the Landlord upon any such breach or default.

11.4 Allocation of Payments

The Landlord may at its option apply sums received from the Tenant against any amounts due and payable by the Tenant under this Lease in such manner as the Landlord sees fit.

11.5 Survival of Obligations

If the Tenant has failed to fulfil its obligations under this Lease with respect to the maintenance, repair and alteration of the Premises and removal of improvements and fixtures from the Premises during or at the end of the Term, such obligations and the Landlord's rights in respect thereto shall remain in full force and effect notwithstanding the expiration or sooner termination of the Term.

                                   ARTICLE XII
                 STATUS STATEMENT, ATTORNMENT AND SUBORDINATION

12.1 Status Statement

Within ten (10) days after written request by the Landlord, the Tenant shall deliver in a form supplied by the Landlord a statement or estoppel certificate to the Landlord as to the status of this Lease, including as to whether this Lease is unmodified and in full force and effect (or, if there have been modifications that this Lease is in full force and effect as modified and identifying the modification agreements); the amount of Net Rent and Additional Rent then being paid and the dates to which same have been paid; whether or not there is any existing or alleged default by either party with respect to which a notice of default has been served and if there is any such default, specifying the nature and extent thereof; and any other matters pertaining to this Lease as to which the Landlord shall request such statement or certificate.

12.2 Subordination

This Lease shall be subordinate to any mortgages or charges created by the Landlord on the Lands and the Tenant shall promptly at the request of the Landlord execute such documents as may be required to postpone and subordinate its rights to the holder of any such mortgage or charge. The

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Tenant irrevocably appoints the Landlord its attorney with power to execute such documents of postponement and subordination for the Tenant if the Tenant fails to do so on request. The Tenant agrees that it will, whenever reasonably required by the Landlord, consent and become a party to any document relating to this Lease which may be required by a purchaser, mortgagee, or financial institution in connection with the Premises. Except as otherwise provided in this Lease, the rights of the Tenant shall not be altered or varied by the terms of such document.

12.3 Attornment

The Tenant shall promptly on request attorn to any Mortgagee, or to the owners of the Building and Lands, or the lessee under any ground, operating, overriding, underlying, or similar Lease of all or substantially all of the Building made by the Landlord or otherwise affecting the Building and Lands or the purchaser on any foreclosure or sale proceedings taken under any Mortgage, and shall recognize such Mortgagee, owner, lessee or purchaser as the Landlord under this Lease.

12.4 Non-Disturbance Agreement

The Landlord undertakes upon receipt of a written request by the Tenant, and agrees to use reasonable efforts to obtain a written undertaking binding upon any Mortgagee, owner, lessee, or purchaser, and enforceable by and for the benefit of the Tenant under applicable law, that despite any subordination or attornment by the Tenant, this Lease and the Tenant's rights hereunder shall continue undisturbed so long as the Tenant is not in default.

12.5 Execution of Documents

The Tenant irrevocably constitutes the Landlord the agent and attorney of the Tenant for the purpose of executing any agreement, certificate, attornment or subordination required by this Lease and for registering postponements in favour of any Mortgagee if the Tenant fails to execute such documents within ten (10) days after request by the Landlord.

12.6 Registration of Lease

Neither the Tenant nor anyone claiming under the Tenant shall register this Lease or any Transfer without the prior written consent of the Landlord. If the Tenant or any permitted Transferee wishes to register a document for the purposes of giving notice of this Lease or a Transfer, then the Landlord shall at the request and expense of the Tenant execute a notice, caveat or short form of Lease for the purposes of registration in such form as approved by the Landlord and without disclosure of any terms which the Landlord does not desire to have disclosed. If the Lands comprise more than one parcel of land, the Landlord may direct the Tenant or Transferee as to the parcel or parcels against which registration may be affected. The Tenant, or any permitted Transferee, shall on registration of any notice of lease or other memorandum, give the Landlord a notice of withdrawal of any such notice of lease or other memorandum, which the Landlord shall hold and only use upon the expiration or earlier termination of this Lease.

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

                                  ARTICLE XIII
                             CONTROL OF DEVELOPMENT

13.1 Use and Maintenance of Common Areas

The Tenant and those doing business with it, for purposes associated with the Tenant's business on the Premises, shall have a non-exclusive right to use the Common Areas for their intended purposes during Normal business Hours in common with others entitled thereto and subject to any Rules and Regulations imposed by the Landlord. The Landlord shall keep the Common Areas in good repair and condition and shall clean the Common Areas when reasonably necessary. The Tenant acknowledges that all Common Areas shall at all times be under the exclusive control and management of the Landlord.

13.2 Alterations by Landlord

The Landlord may: (a) alter, add to, subtract from, construct improvements to, rearrange, build additional storeys on and construct additional facilities in, adjoining or near the building; (b) relocate the facilities and improvements in or comprising the Building erected on the Lands; (c) do such things on or in the Lands or Building as required to comply with any laws, by-laws, regulations, orders or directives affecting the Lands or any part of the Building; and (d) do such other things on or in the Lands or Building as the Landlord, in any use of good business judgment, determines to be advisable. The Landlord shall not be in a breach of its covenant for quiet enjoyment or liable for any loss, costs or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing.

13.3 Relocation of Premises by Landlord

The Landlord shall have the right at any time upon sixty (60) days' written notice (the "Notice of Relocation") to relocate the Tenant to other premises in the Building (the "Relocated Premises") and the following terms and conditions shall be applicable:

      (a) the Relocated Premises (which term shall mean the Premises after relocation) shall have a Rentable Area approximately the same as, or greater than, the Premises;

      (b) the Landlord shall provide at its expense Leasehold Improvements in the Relocated Premises equal to the standards of the Leasehold Improvements in the Premises which have been completed or which the Landlord is obliged herein to provide in the Premises;

      (c) the Landlord shall pay for the reasonable moving costs (if any) from the Premises to the Relocated Premises of the Tenant's Trade Fixtures and furnishings;

      (d) as compensation for all other costs, expenses and damages which the Tenant may suffer or incur in connection with the relocation including disruption and loss of business, annual Net Rent and Additional Rent for the Relocated Premises for the period of the first one (1) month of occupancy shall abate;

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

      (e) annual Net Rent and Tenant's Proportionate Share or Adjusted Proportionate Share, of Additional Rent for the Relocated Premises shall be no greater than the annual Net Rent and Tenant's Proportionate Share or Adjusted Proportionate Share of Additional Rent for the Premises, notwithstanding the Relocated Premises may contain a greater Rentable Area; and

      (f) all other terms and conditions of this Lease shall apply to the Relocated Premises except as are inconsistent with the terms and conditions of this Section 13.3.

13.4 Expropriation

In the event of expropriation of all or part of the Premises, neither the Landlord nor Tenant will have a claim against the other for the shortening of the Term, nor the reduction or alteration of the Premises, and the Landlord and Tenant shall each look only to the expropriating authority for compensation. In the event of expropriation of fifteen (15%) percent or more of the Lands or ten (10%) percent or more of the Rentable Area of the Building, then in either such event the Landlord shall have the right, to be exercised by notice in writing to the Tenant within ninety (90) days following such expropriation, to elect to terminate this Lease. If the Landlord gives such notice the Term of this Lease shall terminate as of the date actual physical possession is taken by the expropriating authority and all rental shall be paid up to that date and the Tenant shall have no claim against the Landlord for the value of any unexpired Term of this Lease or for damages or for any other reason whatsoever. If the Landlord does not so terminate this Lease, this Lease shall continue on in full force and effect, with the Premises being adjusted to reflect any portion thereof taken by the expropriating authority.

13.5 Premises for Sale

The Landlord may at any time during the Term or any renewal term of this Lease place on the exterior of the Premises and/or the exterior of the Building a notice of reasonable dimensions stating that the Building and Lands or part thereof are for sale and the Tenant shall not permit such notice to be removed.

                                   ARTICLE XIV
                               GENERAL PROVISIONS

14.1 Rules and Regulations

The Tenant shall comply with all rules and regulations and amendments thereto adopted by the Landlord from time to time with respect to the Building and Lands, including, without limitation, the Rules and Regulations attached hereto as Schedule "C", so long as such Rules and Regulations are not inconsistent with and do not contradict this Lease. Such Rules and Regulations may differentiate between different types of businesses in the Building, and the Landlord shall have no obligation to enforce any Rule and Regulations or the provisions of any other Lease against any other Tenant, and the Landlord shall have no liability to the Tenant with respect thereto.

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

14.2 Unavoidable Delay

Except as expressly provided in this Lease, whenever the Landlord or Tenant is delayed in the fulfilment of any obligation under this Lease (other than the payment of Rent and surrender of the Premises on termination) by an unavoidable occurrence which is not the fault of the party delayed in performing such obligation, then the time for fulfilment of such obligation shall be extended during the period in which such circumstances operate to delay the fulfilment of such obligation.

14.3 No Waiver

If the Landlord or Tenant excuses or overlooks any default by the other under this Lease, such excusing or overlooking shall not be a waiver of the Landlord's or Tenant's rights under this Lease in respect of any later default by the other, nor in any way defeat the rights of the Landlord or Tenant, as the case may be, under this Lease for any such later default. All rights and remedies of the Landlord under this Lease are cumulative and not alternative.

14.4 Notices

Notices required or permitted to be given by this Lease shall be considered to have been given if personally delivered or if mailed by prepaid registered mail to the parties at the following addresses or to such other addresses as from time to time designated by the parties in writing. Any notice so given by prepaid registered mail shall be considered to have been received on the fourth business day following the date of mailing of the notice, and any notice by personal delivery shall be considered to have been received on the date of personal delivery.

      (a)   Landlord's Address:

            210 Colonnade Road, Unit 1
            NEPEAN, Ontario
            K2E 7L-5
            Attention:  David Goldfarb, President

      (b)   Tenant's Address:

            The Tenant's Address for Notice as set forth in Section 1.1(i) of this Lease

      (c)   Indemnifier's Address:

            The Indemnifier's Address for Notice as set forth in Section 1.1(i) of this Lease

In the case of strikes, lock outs or other stoppages in the Canadian Postal system, any such notices or other communications required or permitted to be given by this Lease shall be delivered personally to the party to whom addressed.

14.5 Successors

This lease shall be binding upon and shall enure to the benefit of the Landlord and Tenant, and their respective successors and assigns, but only if the consent of the Landlord has been obtained

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

to an assignment, sublease, licence or other parting with possession of the Premises by the Tenant in the manner provided in Section 10.1 of this Lease.

14.6 Joint and Several Liability

If there is at any time more than one Tenant or more than one Person constituting the Tenant, their covenants shall be considered to be joint and several and shall apply to each and every one of them. If the Tenant is or becomes a partnership, each Person who is a member, or shall become a member, of such partnership or its successors shall be and continue to be jointly and severally liable for the performance of all covenants of the Tenant pursuant to this Lease, whether or not such Person ceases to be a member of such partnership or its successor.

14.7 Captions and Section Numbers

Captions, section numbers, article numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way affect the substance of this Lease.

14.6 Extended Meanings

The words "hereof", "hereto" and similar expressions used in this Lease relate to the whole of this Lease and not only to the provisions in which such expressions appear. The Lease shall be read with all changes in number and gender as may be appropriate or required by the context. Any reference to the Tenant includes, where the context allows, the employees, agents, invitees and licensees of the Tenant and all others over whom the Tenant might reasonably be expected to exercise control.

14.9 Partial Invalidity

All of the provisions of this Lease are to be construed as covenants even though not expressed as such. If any such provision is held or rendered illegal or unenforceable it shall be considered separate and severable from this Lease and the remaining provisions of this Lease shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this Lease.

14.10 Entire Agreement

This Lease and its schedules and riders, if any, and the Offer to Lease, if any, between the Landlord and Tenant to the extent that the provisions thereof are stated not to merge on the execution of this Lease, set forth the entire agreement between the Landlord and Tenant and there are no agreements or understandings between them other than as set out therein. This Lease and its schedules and riders may not be modified except by agreement in writing executed by the Landlord and Tenant.

14.11 Governing Law

This Lease shall be construed in accordance with and governed by the laws of the Province of

================================================================================

Ontario.

14.12 Time of Essence

Time is of the essence of this Lease.

14.13 No Partnership

Nothing in this Lease creates any relationship between the parties other than that of the Landlord and Tenant and nothing in this Lease constitutes the Landlord a partner of the Tenant or a joint venturer or member of a common enterprise with the Tenant.

14.14 Quiet Enjoyment

If the Tenant pays Rent, fully performs all of its obligations under this Lease, and there has been no Event of Default, the Tenant shall be entitled to peaceful and quiet enjoyment of the Premises for the Term without interruption or interference by the Landlord or any Person claiming through the Landlord.

14.15 Name of Building or Development

The Landlord shall have the right, after thirty (30) days notice to the Tenant, to change the name, number or designation of the Building or Development, without liability to the Tenant.

14.16 Exercise of Rights

All rights and powers reserved to the Landlord by this Lease may be exercised by either the Landlord or its agents or other representatives.

14.17 Parking

The Tenant shall have the right during the Term of this Lease to the use in common with others entitled to such use of the areas for parking of automobiles designated by the Landlord from time to time. The Landlord shall have no obligation to supervise, police or control the exclusivity of such parking areas, nor to prevent their use by persons other than Tenants of the Building.

================================================================================

                                   ARTICLE XV
                               SPECIAL PROVISIONS

15.1 Leased Premises Taken "As Is"

The Tenant agrees that there is no promise, representation or undertaking by or binding upon the Landlord with respect to any alteration, remodelling or decoration of the Premises, or installation of equipment or fixtures in the Premises and that the Tenant is taking the Premises "as is", SAVE AND EXCEPT for the following work to be completed by the Landlord, at the Landlord's sole cost and expense, prior to the commencement date:

      (1) The Landlord shall demise a Reception Area complete with door and hardware as shown on Schedule "B";

      (2)   The Landlord shall stretch all carpet;

      (3)   The Landlord shall clean all carpet and hardwood flooring;

      (4) The Landlord shall install vertical blinds on west wall of Office #4 and Office #5;

      (5)   The Landlord shall install a dishwasher in the existing kitchen;

15.2 Option to Renew

      (a)   Provided that:

            (i) the Tenant is not, and at no time has been, in default during the term of this Lease, under any of the covenants, terms, conditions and provisions of this Lease; and

            (ii) the Tenant has given to the Landlord written notice of the Tenant's intent to renew this Lease not less than six (6) months and not more than twelve (12) months before the date of expiry of the Term of this Lease;

            The Landlord hereby grants to the Tenant the option to renew this Lease for a further term of five (5) years under the terms and conditions specified in Section 15.2(b) of this Lease.

      (b) Any renewal pursuant to this Section 15.2 shall be on the Landlord's then current Standard Lease Form except:

            (i) any additional option to renew the renewal term shall be negotiated upon the Tenant's notice to renew under Section 15.2(a) (ii) of this Lease;

            (ii) any net rent free period for the renewal term shall be negotiated upon the Tenant's notice to renew under Section 15.2(a)(ii) of this Lease; and

            (iii) any leasehold improvement allowance for the renewal term shall be negotiated upon the Tenant's notice to renew under Section 15.2(a)(ii) of this Lease.

      (c) The annual Net Rent payable by the Tenant for the renewal term shall be agreed upon by the parties no later than ninety (90) days prior to the date of expiry of the

================================================================================

            Term of this Lease, or an amount as determined pursuant to an arbitration conducted in accordance with the Arbitrations Act of Ontario. If applicable, this Option shall constitute the required submission to arbitration. Notwithstanding anything contained in this Lease or in the Arbitrations Act of Ontario, the following provisions shall apply to any arbitration conducted hereunder:

            (i) the request for arbitration shall be deemed to be made upon the 90th day prior to the date of expiry of the Term of this Lease;

            (ii) each party shall then have fifteen (15) days within which to either agree upon the appointment of a sole arbitrator, or to appoint their respective arbitrators, who shall in turn select a Chairman of the Board of Arbitration within a further period of ten (10) days;

            (iii) if either party fails to appoint its arbitrator within the aforesaid fifteen (15) day period, then any arbitrator appointed within that period by the other party shall have the authority to act as the sole arbitrator;

            (iv) in awarding a new annual Net Rent, the arbitrator or arbitrators shall consider the fair market rental of the Premises as improved (whether at the expense of the Landlord or the Tenant), the rent to be or expected to be received by the Landlord for similar premises within the Development increases in the consumer Price Index over the period of years comprising the Term, prevailing rents for similar premises within the vicinity, and the Landlord's rental plan for the Development indicating the highest and best use for the Premises.

            (v) in any event, the annual Net Rent so awarded shall not be less than the annual Net Rent payable by the Tenant to the Landlord during the Rental Year immediately preceding the Renewal Term; and

            (vi) the arbitrator or arbitrators shall do all things necessary to ensure that the award is rendered prior to the expiry date of the Term, and may, in his or their discretion, if the award must be rendered thereafter, order interest to be paid by the Tenant to the Landlord (at the rate specified in Section 4.8 of this Lease) on the amount of any difference between the annual Net Rent payable during the last Rental year of the Term, and the annual Net Rent so awarded, from the date of the expiry of the Term to the date of payment. For the purposes hereof, "Consumer Price Index" shall mean the index for Ottawa
                  - All items as published by Statistics Canada in its monthly catalogue report, or any replacement index or publication designed to convey relatively similar information.

15.3 Right of First Refusal

      PROVIDED the Tenant is not in default of its obligations under the terms of the Lease the Tenant shall be granted a once only first right of refusal to lease the remaining 815 square feet of the premises, as shown in blue on Schedule "B". The Tenant shall also be given a once only first right of refusal to lease the adjacent space on the second floor which may become available during

================================================================================
the term of the Lease. The Tenant shall also be granted a once only first right of refusal to lease the ground floor unit designated as Bay 8 and comprising of 1600 square feet.

15.4 Signage

      SUBJECT TO the provisions set forth in Section 5.4 of the Lease, the Landlord shall provide access to the metal street front facade over the premises for the Tenants signage;

15.5 Operating Costs, Taxes and Utilities

      NOTWITHSTANDING the provisions of Section 4.6 of the Lease, the Operating Costs, Taxes and Utilities shall not exceed $5.25 per square foot for the year ending December 31, 1995; thereafter, increases shall be capped at an annual rate of not more than 8%.

15.6 Lease Cancellation

      PROVIDED the Tenant is not in default of its obligations under the terms of the Lease, the Tenant may, upon six (6) months written notice, cancel the Lease upon the following conditions: - (i) during the first year of the term, upon payment of nine (9) month's gross rent as penalty for such cancellation;
(ii) during the third year of the term, upon payment of six (6) month's gross rent as penalty for such cancellation; and (iii) during the fourth year of the term, upon payment of three (3) months gross rent as penalty for such cancellation.

15.7 Street Front Entrance

      The Landlord shall construct a new street front entrance as shown on Schedule "D"; said entrance shall be suitably finished in materials similar in nature to the existing street front entrance;

Schedules "A" to "D" inclusive form part of and are included in this Lease.

IN WITNESS WHEREOF the parties have executed this Lease under seal.

                                            OTTAWA HOUSE OF DAVID LIMITED
                                        carrying on business under the firm
                                                  name and style of

                                                 DAVID DEVELOPMENTS

                                        per: /s/ David Goldfarb
                                             -----------------------------------
                                             David Goldfarb, President


(affix corporate seal)                  CARAVELLE NETWORKS CORPORATION

                                        per: /s/ Robert Robertson
                                             ----------------------------------
                                             authorizing signing officer

================================================================================

                                  SCHEDULE "A"
                           LEGAL DESCRIPTION OF LANDS

ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the city of Nepean, in the Regional Municipality of Ottawa-Carleton, and BEING COMPOSED OF Part of Lot 29, Concession A, Rideau Front, and being more particularly described as Parts 7 and 8 on Plan 5R-5700 deposited in the Registry Office for the Registry Division of Ottawa-Carleton No. 5 reserving thereout and therefrom unto The Corporation of the City of Nepean, its successors and assigns the right and easement in perpetuity upon, under, over, along and across the said part 7 on Reference Plan 5R-5700.

================================================================================

                                  SCHEDULE "B"
                             FLOOR PLANS OF PREMISES

                                  [FLOOR PLAN]

================================================================================

                                  SCHEDULE "C"
                              RULES AND REGULATIONS

The Tenant covenants and agrees to comply with the following rules and regulations:

(i) The Tenant shall not perform any acts or carry on any practice which may damage the Common Areas or be a nuisance to any other tenant in the building.

(ii) In regard to the use and occupancy of the Premises and Common Areas, the Tenant will:

      (a) Keep the inside and outside of all glass in the doors and windows of the Premises clean;

      (b)   Keep all exterior storefront surfaces of the Premises clean;

      (c) Replace promptly at its expense, any cracked or broken window glass of the Premises with glass of like kind and quality;

      (d) Maintain the Premises, at its expense, in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests;

      (e) Keep any garbage, trash, rubbish or refuse in ratproof containers within the interior of the Premises until removed as herein provided;

      (f) Have such garbage, trash, rubbish or refuse removed at its expense on a regular basis as prescribed by the Landlord;

      (g) Keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises;

      (h) Comply with all laws, by-laws, rules and regulations of governmental authorities now or hereafter in effect; and

      (i) Conduct its business in all respects in a dignified manner in accordance with the highest standards of store operation;

(iii) In regard to the use and occupancy of the Premises and Common Areas, the Tenant will not:

      (a) Place or maintain any merchandise or other articles in any vestibule or entry of the Premises, on the footwalks adjacent thereto or elsewhere on the exterior of the Premises or Common Areas;

      (b) Use or permit the use of any objectionable advertising medium such as, without limitation, loud speakers, phonographs, public address systems, sound amplifiers, radio broadcast or television apparatus within the Development which is in any manner audible or visible outside of the Premises;

      (c) Permit undue accumulations of garbage, trash, rubbish or other refuse within or without the Premises;

      (d) Cause or permit objectionable odors to emanate or be dispelled from the Premises;

      (e)   Solicit business in the parking or other Common Areas;

================================================================================

      (f) Distribute handbills or other advertising matter to, or in upon any automobile parked in any parking areas or in any other Common Areas;

      (g) Permit the parking of delivery vehicles so as to interfere with the use of any driveway, walkway parking area, or other Common Areas of the Development;

      (h) Receive, ship, load or unload articles of any kind including merchandise, supplies, materials, debris, garbage, trash, refuse and other chattels except through service access facilities designated from time to time by the Landlord;

      (i) Mount or place an antenna of any nature on the exterior of the Premises or the Common Areas;

      (j) Use the plumbing facilities for any other purposes than for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage provision shall be borne by the Tenant;

      (k) Use any part of the Premises for lodging, sleeping or any illegal purposes; and

      (l) Cause, permit or suffer any machines selling merchandise, rendering services or providing, however operated, entertainment, including vending machines, to be present on the Premises unless consented to in advance in writing by the Landlord;

(iv) The Tenant shall mention the name of the Building in its advertising relating to the business carried on in the Premises and such name shall be used only for the Premises during the Term; the Tenant's use of the Building name shall be subject to such reasonable regulations as the Landlord may from time to time impose. The Tenant shall acquire no rights in any such name;

(v) When required by any governmental authority having jurisdiction the Tenant will provide (within the Premises) facilities or accomodation for garbage and waste and its disposal and pick-up in accordance with such requirements.

(vi) Any reference in these Rules and Regulations to the Tenant shall include, where the context allows, the servants, employees, agents, invitees, concessionaires and licencees of the Tenant and all others over whom the Tenant might reasonably be expected to exercise control.

(vii) The Landlord reserves the right to limit the weight and to describe the position in the Premises of all safes, furniture, equipment, machinery and stock of merchandise.

================================================================================

                                  SCHEDULE "D"
                              Street Front Entrance

                                  [FLOOR PLAN]

================================================================================

                         ADDENDUM TO THE LEASE AGREEMENT

                                   - BETWEEN -

                         CARAVELLE NETWORKS CORPORATION

                                     - AND -

                               DAVID DEVELOPMENTS

================================================================================

This shall form as a legal and binding agreement between the two parties mentioned above with respect to the Lease dated January 13, 1995 for the premises known as Suite 301, 210 Colonnade Road, Nepean, Ontario.

The Landlord has agreed to lease to the Tenant the remaining space on its floor, presently vacant, upon the following terms and conditions:

1. Premises: Suite 303, 210 Colonnade Road, Nepean, comprising approximately
             935 Square Feet

2. Net Rent

The Net Rent payable by the Tenant shall be the amounts per annum and per month set out below in the manner provided for in Section 4.2 of the Lease.

================================================================================

FROM               TO:                 ANNUAL        MONTHLY       RATE PER
----               ---                 ------        -------       --------
                                       NET RENT      NET RENT      SQUARE FOOT
                                       --------      --------      ----------

January 1, 1996    January 31, 1997    $4,114.00     $342.83       $4.40

February 1, 1997   January 31, 2000    $4,675.00     $389.58       $5.00

================================================================================

================================================================================
210 COLONNADE ROAD, NEPEAN, ONT. K2E 7L5 TEL. (613) 723-1000 FAX (613) 723-1056

3. Term

The Term of this Lease Amendment is for a period of FOUR (4) YEARS, ONE (1) MONTH commencing on the FIRST DAY OF JANUARY, 1996 and ending on the 31st DAY OF JANUARY, 2000.

4. Additional Rent

Upon execution of this Agreement, the Tenant will occupy the entire floor which is separately metered for gas and hydro consumption. EFFECTIVE JANUARY 1ST, 1996, the Tenant will be billed directly for gas and hydro charges and the Landlord shall, therefore, reduce the estimated taxes and operating costs to $4.50 PER SQUARE FOOT as of January Ist, 1996.

5. Landlord's Work

Upon receipt of the executed Addendum to Lease, the Landlord will complete the following work, at the Landlord's sole cost and expense:

(i) The Landlord will install 28 oz. carpeting complete with underpad and carpet base in the office as shown on Schedule "A" attached;

(ii) The Landlord will remove all remaining office walls;

(iii) The Landlord will paint all walls;

(iv) The Landlord will install vinyl asbestos tile in the remainder of the premises;

ALL OTHER TERMS AND CONDITIONS OF THE LEASE BETWEEN DAVID DEVELOPMENTS and CARAVELLE NETWORKS CORPORATION DATED JANUARY 13, 1995 SHALL REMAIN IN FULL FORCE AND EFFECT

PLEASE SIGNIFY YOUR ACCEPTANCE OF THE ADDENDUM TO LEASE BY SIGNING WHERE INDICATED AT THE BOTTOM OF THIS AGREEMENT AND RETURNING THE DUPLICATE NO LATER THAN FRIDAY, DECEMBER 8TH, 1995,

DAVID DEVELOPMENTS

per: /s/ David L. Goldfarb
     ------------------------------
     David L. Goldfarb

ADDENDUM TO LEASE executed by the Tenant this 7 day of December, 1995

CARAVELLE NETWORKS CORPORATION

per: /s/ Robert Robertson                                 (affix corporate seal)
     ------------------------------

================================================================================
210 COLONNADE ROAD, NEPEAN, ONT. K2E 7L5 TEL. (613) 723-1000 FAX (613) 723-1056

                                  SCHEDULE "A"

                                  [FLOOR PLAN]

                         ADDENDUM TO THE LEASE AGREEMENT

                                   - BETWEEN -

                         CARAVELLE NETWORKS CORPORATION

                                     - AND -

                               DAVID DEVELOPMENTS

================================================================================

This shall form as a legal and binding agreement between the two parties mentioned above with respect to the Lease dated January 13, 1995 for the premises known as Suite 301, 210 Colonnade Road, Nepean, Ontario.

The Landlord has agreed to lease to the Tenant additional space at 210 Colonnade Road, presently occupied by Pelyco Systems Inc., upon the following terms and conditions:

1. Premises: Suite 203, 210 Colonnade Road, Nepean, comprising approximately
             1969 Square Feet

2. Net Rent

The Net Rent payable by the Tenant shall be the amounts per annum and per month set out below in the manner provided for in Section 4.2 of the Lease.

================================================================================

FROM             TO                  ANNUAL        MONTHLY       RATE PER
----             --                  ------        -------       --------
                                     NET RENT      NET RENT      SQUARE FOOT
                                     --------      --------      ----------

July 1, 1996     January 31, 2000    $10,829.50    $902.46       $5.50

================================================================================

================================================================================
210 COLONNADE ROAD, NEPEAN, ONT. K2E 7L5 TEL. (613) 723-1000 FAX (613) 723-1056

3. Term

The Term of this Lease Amendment is for a period of FORTY-THREE MONTHS commencing on the FIRST DAY OF JULY, 1996 and ending on the 31ST DAY OF JANUARY, 2000.

4. Landlord's Work

The following work shall be completed by the Landlord, at the Landlord's sole cost and expense, prior to the commencement date:

(1)   The Landlord shall paint all walls in the premises;

(2)   The Landlord shall clean all carpets in the premises;

(3) The Landlord shall install a steel door and frame at the rear of the premises opening out to the mid landing of their existing premises as indicated on Schedule "A" attached hereto;

5. Relocation of Existing Tenant

The Landlord shall relocate the present Tenant of Suite 203, PELYCO SYSTEMS INC. to an alternate Suite at 190 Colonnade Road, and the Tenant, Caravelle Networks Corporation, shall be responsible for all relocation costs, not to exceed the sum of $6,500.00, as more particularly set forth in the Lease Proposal dated April 23rd, 1996;

ALL OTHER TERMS AND CONDITIONS OF THE LEASE BETWEEN DAVID DEVELOPMENTS and CARAVELLE NETWORKS CORPORATION DATED JANUARY 13, 1995 SHALL REMAIN IN FULL FORCE AND EFFECT

PLEASE SIGNIFY YOUR ACCEPTANCE OF THE ADDENDUM TO LEASE BY SIGNING WHERE INDICATED AT THE BOTTOM OF THIS AGREEMENT AND RETURNING THE DUPLICATE NO LATER THAN FRIDAY, MAY 10, 1996

DAVID DEVELOPMENTS

per /s/ David L. Goldfarb
    -------------------------------
    David L. Goldfarb

ADDENDUM TO LEASE executed by the Tenant this     day of May, 1996

CARAVELLE NETWORKS CORPORATION

per:  __________________________                          (affix corporate seal)

================================================================================
210 COLONNADE ROAD, NEPEAN, ONT. K2E 7L5 TEL. (613) 723-1000 FAX (613) 723-1056

March 22, 1998

Caravelle Networks Corporation
210 Colonnade Road, Suite 301
Nepean, Ontario
K2E 7L5

Attention: Mr. Simon Addey-Jibb
           Vice-President, Finance & Administration

Dear Sir: -

Re:   Suite 301 (4100 square feet) Suite 303 (935 square feet) - and -
      Suite 203 (1969 square feet)
      210 Colonnade Road, Nepean
--------------------------------------------------------------------------------

As you are probably aware, the Business Opportunity Tax (B.O.T.) was eliminated on January 1st, 1998. In the past, this tax was assessed and billed directly to you. The elimination of this tax has resulted in increased property taxes, and we have estimated the increase to be approximately ninety cents per square foot based on the 1998 interim billing. This amount will be adjusted, if necessary, once the 1998 final tax figures become known. We are, therefore, increasing your monthly portion of taxes and operating COSTS EFFECTIVE APRIL 1ST, 1998, as follows: -

         Basic Rent -       (Suite 301)       $ 1,708.34

         Basic Rent -       (Suite 303)           389.58

         Basic Rent -       (Suite 203)           902.46

         Additional Rent -  (Suite 301)         1,879.17

         Additional Rent -  (Suite 303)           428.54

         Additional Rent -  (Suite 203)         1,066.54

         G. S. T.                                 446.23
                                              ----------

         TOTAL                                $ 6,820.86
         =====                                ==========

================================================================================
210 COLONNADE ROAD, NEPEAN, ONT. K2E 7L5 TEL. (613) 723-1000 FAX (613) 723-1056

The Additional Rent for Suites 301 and 303 has been increased from $4.60 per square foot to $5.50 per square foot. The Additional Rent for Suite 203 (including utilities) has been increased from $5.60 per square foot to $6.50 per square foot. The utilities are not separately assessed for Suite 203.

We trust you will find the enclosed satisfactory and we look forward to receiving the April rent cheque in the amended amount.

Yours truly,

DAVID DEVELOPMENTS

/s/ David L. Goldfarb

David L. Goldfarb

================================================================================
210 COLONNADE ROAD, NEPEAN, ONT. K2E 7L5 TEL. (613) 723-1000 FAX (613) 723-1056